                       SCHEDULE 14A INFORMATION STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [ ] Preliminary Proxy Statement

      [ ] Confidential, for use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

      [X] Definitive Proxy Statement

      [ ] Definitive Additional Materials

      [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

          (1)   Title of each class of securities to which transaction applies:

          (2)   Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)   Proposed maximum aggregate value of transaction:

          (5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:

          (2)   Form, Schedule or Registration Statement No.:

          (3)   Filing Party:

          (4)   Date Filed:

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                                      2006

                         [UNITED BANCORP. INC. LOGO]

                                     UNITED
                                  BANCORP. INC.
                              Post Office Box 248
                            Tecumseh Michigan 49286

                         (UNITED BANCORP, INC.(R) LOGO)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 18, 2006 at 4:30 p.m., local time, for the following purposes:

1. To elect four directors constituting Class III of the Board of Directors, to serve for three years until the 2009 Annual Meeting of Shareholders and upon the election and qualification of their successors.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 24, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2006. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon at the address listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
March 15, 2006                          Dale L. Chadderdon
                                        Executive Vice President &
                                        Chief Financial Officer

   Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286
                     - Phone 517.423.8373 - Fax 517.423.5041

                         (UNITED BANCORP, INC.(R) LOGO)

                              2006 PROXY STATEMENT
                                TABLE OF CONTENTS

Introduction                                                                   1
Proposal 1 - Election of Directors                                             2
Directors and Executive Officers                                               3
   Legal Proceedings                                                           3
   Information Concerning Nominees and Incumbent Directors                     3
   Information Concerning Executive Officers                                   4
Communicating with the Board of Directors                                      4
Committees and Meetings of the Board of Directors                              5
Compensation of Directors and Executive Officers                               7
   Compensation of Executive Officers                                          7
   Compensation of Directors                                                   9
   Employment Contracts                                                       11
   Repricing of Stock Options                                                 11
   Compensation & Governance Committee Interlocks and Insider
      Participation                                                           11
   Compensation & Governance Committee Report on CEO Compensation             11
Stock Performance Graph                                                       12
Security Ownership of Certain Beneficial Owners                               13
Security Ownership of Management                                              13
Directors, Executive Officers, Principal Shareholders and their Related
   Interests - Transactions with the Banks                                    15
Beneficial Ownership Reporting Compliance                                     15
Relationship With Independent Public Accountants                              15
Other Matters                                                                 16
Management's Discussion and Analysis of Financial Condition and Results of
   Operations and Consolidated Financial Statements                          A-1
Audit & Compliance Review Committee Charter                                  B-1
Compensation & Governance Committee Charter                                  C-1

                         (UNITED BANCORP, INC.(R) LOGO)

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company" or "UBI") of the accompanying Proxy to be used at the 2006 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 18, 2006 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 15, 2006. The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 24, 2006 will be entitled to notice of and to vote at the Annual Meeting. On February 24, 2006, there were 2,499,042 shares of the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposal to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN PROPOSAL 1 PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Dale L. Chadderdon, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors or other proposals by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Executive Vice President & Chief Financial Officer, at the principal executive offices of the Company by January 17, 2007 for a director nomination, or by November 15, 2006 for any other shareholder proposal.

                         PLANNING TO ATTEND THE MEETING?

If your Company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and this Proxy Statement is being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the Meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the Meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as its proxy. If you have any questions about the meeting or require special assistance, please call Diane Skeels, at (517) 423-1760.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2006 Annual Meeting of Shareholders ("Class III Directors") are Joseph D. Butcko, Robert K. Chapman, George H. Cress and Kathryn M. Mohr.

The Board of Directors has by resolution nominated four individuals for election as Class III Directors at the 2006 Annual Meeting of Shareholders, all of whom are incumbent Class III Directors. Those persons who are elected as Class III Directors at the 2006 Annual Meeting of Shareholders will hold office for three years, until their terms expire at the 2009 Annual Meeting of Shareholders and upon the election and qualification of their successors. Director Cress will reach mandatory retirement age during 2006, and will resign as a Director effective with the 2007 Annual Meeting of Shareholders. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the four highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the four Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF ALL FOUR DIRECTORS

                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings. The Company's subsidiary banks ("Banks") are involved in ordinary routine litigation incident to their business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Banks. Neither the Banks nor the Company are involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Banks, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Banks.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director.

                                                                        DIRECTOR
             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                SINCE
             --------------------------------------------               --------
DIRECTOR NOMINEES - TERMS TO EXPIRE IN 2009 (CLASS III)

Joseph D. Butcko, age 64; Co-owner, Saline Properties, Inc., Saline,      1997
MI; Director of United Bank & Trust - Washtenaw ("UBTW") since 2003;
Director of United Bank & Trust ("UBT") (to 2003)

Robert K. Chapman, age 62; President (2001 - 2005) and Chief              2001
Executive Officer, Director of UBTW; President (since 2003) and CEO
(2006) of the Company; Vice Chairman of the Company (2001-2003)

George H. Cress, age 69; Chairman of UBTW(1)                              2001

Kathryn M. Mohr, age 43; Partner, Robison, Curphey & O'Connell,           2003
Attorneys; Adrian, MI and Toledo, OH; Director of UBT

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2007 (CLASS I)

James D. Buhr, age 57; Owner, J.D. Buhr & Company, LLC, corporate         2004
finance advisors, Ann Arbor, MI; Director of UBTW

James C. Lawson, age 58; General Manager, Avery Oil & Propane,            1986
Tecumseh, MI; Director of UBT

Donald J. Martin, age 66; President and Director, Martin's Home           1985
Center, hardware and furniture store, Tecumseh, MI; Director of UBT

David E. Maxwell, age 66; Retired Executive Vice President and Chief      1986
Operating Officer, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI;  Director of UBT

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2008 (CLASS II)

John H. Foss, age 63; Director, La-Z-Boy Inc.; Retired Director, Vice     1992
President, Treasurer and Chief Financial Officer, Tecumseh Products
Company, manufacturer of compressors and refrigeration components, engines, and power train components, Tecumseh, MI; Director of UBT

James G. Haeussler, age 47; President, Peters Building Company,           2005
Saline, MI; Director of UBTW

David S. Hickman, age 65; Chairman of the Company; Retired (2006)         1985
Chief Executive Officer of the Company (1991 - 2005); Tecumseh, MI;
Chairman of the Board, Director of UBT; Director of UBTW (2001-2005)

(1) Director Cress will reach mandatory retirement age during 2006, and will retire from the Board effective with the 2007 Annual Meeting of Shareholders.

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the

Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Mr. Foss is a director of La-Z-Boy Inc.

With the exception of Directors Hickman and Chapman, all Directors meet the NASDAQ standards for Director independence.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.

                                                                       EXECUTIVE
                                                                        OFFICER
             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                SINCE
             --------------------------------------------              ---------
David S. Hickman, age 65; Chairman of the Board of the Company;           1985
Retired (2006) Chief Executive Officer of the Company; Chairman of
the Board of UBT; Director of UBI, UBT and UBTW (through 2005)

Robert K. Chapman, age 62; President (since 2003) and Chief               2001
Executive Officer (2006) of the Company; President (2001 - 2005) &
Chief Executive Officer of UBTW; Director of UBTW and UBI; Vice
Chairman (2001-2003) of the Company

Randal J. Rabe, age 47; Executive Vice President of the Company           2003
(since 2003); President (2003) & Chief Executive Officer (2005) and
Director (since 2003) of UBT; Group Controller, LifeStyle
Furnishings International, Ltd, High Point, N.C. (1998-2003)

Dale L. Chadderdon, age 57; Executive Vice President & Chief              1987
Financial Officer (2005) of the Company; Senior Vice President,
Secretary and Treasurer of the Company (to 2004); Executive Vice
President and Chief Financial Officer of UBT (to 2004); Chief
Financial Officer of UBTW

Todd C. Clark, age 36; Executive Vice President of the Company            2005
(2006); President and Chief Banking Officer; Director (2006) of
UBTW; Executive Vice President (2001 - 2005) of UBTW.

Thomas C. Gannon, age 52; Senior Vice President - Human Resources &       1998
Communication of the Company (2005); Vice President (2001-2004) of
the Company; Senior Vice President - Human Resources &
Communication, UBT (to 2004)

John A. Odenweller, age 58; Senior Vice President - Operations &          2001
Technology of the Company (2005); Vice President (2001-2004) of the
Company; Senior Vice President - Operations & Technology, UBT (to
2004)

Jamice W. Guise, age 42; Senior Vice President and Chief Marketing        2005
Officer (2005); Marketing Consultant, Strategy Network, Inc.,
Livonia, MI (2004-2005); Account Director, Campbell-Ewald
Advertising Agency, Warren, MI (1999-2004)

COMMUNICATING WITH THE BOARD

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman of the Board, United Bancorp, Inc., P.O. Box 248, Tecumseh, MI 49286. All shareholder communications will be forwarded to the Board, the Committee or the director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

The Company encourages Directors to attend the Annual Meeting of Shareholders. All Directors of the Company attended the April 19, 2005 Annual Meeting of Shareholders.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2005, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member.

Audit Committee Report, Charter, and Independence

The Board of Directors of the Company has appointed an Audit and Compliance Review Committee ("Audit Committee") consisting of Joseph D. Butcko, John H. Foss and James G. Haeussler. The Committee met four times during the year ended December 31, 2005. Each of these members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers ("NASD"). While the Company is not subject to these standards, it has chosen to comply with them voluntarily. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities and Exchange Commission.

One of the functions of the Audit Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Audit Committee also reviews examination reports of the Federal and State regulatory agencies and selects the Company's independent auditors. The Audit Committee makes periodic reports to the Board of Directors regarding these matters. The Company retained BKD, LLP ("BKD") as external auditors beginning with the year ended December 31, 2002. The Committee has selected BKD as the Company's external auditors for 2006.

The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment B. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Company does not contract for the services of BKD in matters other than audit of financial statements and tax services, and they are compensated for their services.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2005, included in the Company's Annual Report to Shareholders:

- The Audit Committee has reviewed and discussed the Company's 2005 audited consolidated financial statements with the Company's management.

- The Audit Committee has discussed with its independent auditors, BKD, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

- The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the auditors the auditor's independence from the Company.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2005 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                        Audit and Compliance Review Committee
                                        James G. Haeussler, Chairman
                                        Joseph D. Butcko
                                        John H. Foss

Compensation & Governance Committee

The Board of Directors of the Company has established a Compensation & Governance Committee, which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation & Governance Committee serves as the nominating committee for the Board of Directors of the Company. The Board of Directors has adopted a written charter for the Committee, a copy of which is attached as Attachment C.

The Committee met six times during 2005, and is composed of the following Directors of the Company: James D. Buhr, George H. Cress, John H. Foss, David E. Maxwell and James C. Lawson. All members of the Company's Compensation & Governance Committee meet the NASD standards for independence. While the Company is not subject to these standards, it has chosen to comply with them voluntarily.

The Compensation & Governance Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the corporation setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the corporation which are beneficially owned by each such nominee and
(iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. The Compensation & Governance Committee considers various potential candidates for director that may come to its attention through current board members, shareholders or other persons. The Compensation & Governance Committee will review and evaluate shareholder nominations in the same manner as it evaluates all other nominees.

When considering and evaluating candidates for nomination to the Board, the Committee considers a number of factors. The Committee believes that a viable Board candidate should:

     -    Be a shareholder of United Bancorp, Inc.

     - Be willing and able to devote full interest and attendance to the Board and its committees

     - Bring their financial business to the Company, including personal and business accounts

     -    Lend credibility to the Company and enhance its image

     -    Help develop business and promote the Company and its subsidiaries

     -    Provide advice and counsel to the CEO

     -    Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2005, 2004 and 2003 to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who had total annual salary and bonus that exceeded $100,000:

                                                      ANNUAL COMPENSATION         SECURITIES    ALL OTHER
                                                 -----------------------------    UNDERLYING     COMPEN-
          NAME AND PRINCIPAL POSITION            YEAR   SALARY (1)   BONUS (2)   OPTIONS (3)   SATION (4)
          ---------------------------            ----   ----------   ---------   -----------   ----------
David S. Hickman, Chairman of the Company;       2005    $250,000     $ 83,776      2,600       $147,931
Chairman of UBT                                  2004     250,000       92,377      2,588        130,891
                                                 2003     240,000       92,208      2,480        139,392

Robert K. Chapman, President and CEO of          2005    $250,000     $127,565      2,800       $ 30,336
the Company (5); Chief Executive Officer         2004     231,750       82,441      2,500         29,550
of UBTW                                          2003     225,000      103,811      2,310         31,100

Randal J. Rabe, Executive Vice President         2005    $190,000     $ 57,288      1,900       $ 22,510
of the Company; President and Chief              2004     180,250       52,521      2,000         21,478
Executive Officer of UBT                         2003     150,096       43,546      1,050         18,587

Todd C. Clark, Executive Vice President          2005    $150,000     $ 59,005      2,000       $ 19,019
of the Company; President & Chief Banking
Officer of UBTW (6)

Dale L. Chadderdon, Executive Vice President &   2005    $138,600     $ 46,446      1,800       $ 23,116
Chief Financial Officer of the Company;          2004     133,900       37,013      1,890         23,895
Chief Financial Officer of UBTW                  2003     130,000       36,738      1,680         27,850

(1) Salary amounts include amounts deferred under the Company's Employee Savings Plan, commonly known as a 401(k) plan.

(2) Executive and other officers and employees of the Company and the Banks receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. The calculation of share of profits to be distributed to bonus plan participants is constructed to provide awards consistent with the increase in profits as measured by return on equity, and is subject to change with the approval of the Board of Directors. The bonus amounts listed were earned in the year shown, but were paid to participants following the end of the year.

     Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column.

(3) The number of shares granted for each option is adjusted in accordance with the Company's 1999 and 2005 Stock Option Plans to reflect stock dividends issued.

(4) The amounts listed above under "All other Compensation" include the following items:

                       (a)       (b)       (c)       (d)
                     -------   -------   -------   -------
David S. Hickman     $19,236   $27,167   $12,200   $89,328
Robert K. Chapman     19,236        --    11,100        --
Randal J. Rabe        18,740        --     3,770        --
Todd C. Clark         16,419        --     2,600        --
Dale L. Chadderdon    15,413     3,703     4,000        --

     (a) Contributions to the Company's 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

     (b) Bonus amounts that were previously deferred as part of a former bonus program, now discontinued. Under that program, bonuses for Executive Officers were accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. Since amounts accrued pursuant to the plan were not unconditional and were subject to future events, only the amount actually paid for the years listed were included in the Compensation Table. With the discontinuation of that plan, previously deferred amounts are paid out over a five-year period, and the current year payout is included in the total shown.

     (c) Life insurance premiums paid by the Company for the benefit of the officers.

     (d) Contributions to the Company's Supplemental Employment Retirement Plan ("SERP"). The purpose of the SERP is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person currently covered by this plan. Under the SERP, which became effective January 1, 2000, Mr. Hickman is entitled to receive upon his retirement, at his election, a monthly retirement benefit of $5,088 per month for 180 monthly payments, or a single sum payment in an amount actuarially equal to the 180 monthly retirement benefits.

(5) Mr. Chapman was named President and CEO of the Company effective January 1, 2006.

(6) Mr. Clark was named an Executive Officer of the Company effective January 1, 2006.

Stock Option Plans

The Board of Directors of the Company strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. At the 2000 Annual Meeting of Shareholders, the Company adopted its 1999 Stock Option Plan ("1999 Plan"), and options were first granted under the 1999 Plan on May 10, 2000. At the 2004 Annual Meeting of Shareholders, the Company adopted its 2005 Stock Option Plan ("2005 Plan"). Options granted under the plans are Non-Qualified Stock Options as defined in Internal Revenue Service regulations. The terms of no options were extended during the year.

The following tables set forth information concerning stock options granted to and exercised by the named executive officers of the Company during 2005 under the 2005 Plan.

                         TABLE OF OPTION GRANTS IN 2005

                     OPTIONS GRANTED IN FISCAL YEAR
                     ------------------------------    EXERCISE   EXPIRATION       GRANT DATE
NAME                  # OF SHARES (1)   % OF TOTAL    PRICE (1)      DATE      PRESENT VALUE (2)
----                  ---------------   ----------    ---------   ----------   -----------------
David S. Hickman           2,717           11.6%        63.81     01/03/2015        $18,275
Robert K. Chapman          2,625           11.2%        63.81     01/03/2015         17,653
Randal J. Rabe             2,100            9.0%        63.81     01/03/2015         14,123
Todd C. Clark              1,680            5.8%        63.81     01/03/2015         11,298
Dale L. Chadderdon         1,890            8.1%        63.81     01/03/2015         12,710

     TABLE OF AGGREGATED OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES

                                                         NUMBER OF SHARES      VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                        OPTIONS EXERCISED IN 2005       OPTIONS AT YEAR END       AT YEAR END (4)
                     ------------------------------   ----------------------   --------------------
                     SHARES ACQUIRED       VALUE          EXER-    UNEXER-        EXER-    UNEXER-
NAME                   ON EXERCISE     REALIZED (3)      CISABLE   CISABLE       CISABLE   CISABLE
----                 ---------------   ------------      -------   -------       -------   -------
David S. Hickman          4,515           $75,915             2     5,559        $    11   $16,455
Robert K. Chapman            --                --         4,560     5,338         58,291    15,482
Randal J. Rabe              488             7,536           728     3,971          1,717     7,861
Todd C. Clark             2,361            40,128             2     3,113             22     8,334
Dale L. Chadderdon        2,596            50,981           655     3,849          1,547    11,228

Notes:

(1) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued. The number of shares granted for each option is also adjusted to reflect stock dividends issued.

(2) Grant Date Present Value was calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 3.64%, volatility of 8.67%, expected life of 5 years, and dividend rate of 2.08%.

(3) The value realized is the difference between the market bid price of the Common Stock of the Company at the time of exercise and the option exercise price (adjusted for stock dividends), times the number of shares acquired on exercise.

(4) The value shown is based on the market bid price of the Common Stock of the Company on December 31, 2005 of $59.50, net of the option exercise price (adjusted for stock dividends).

The following table sets forth certain information as of December 31, 2005 regarding the Company's stock based awards. The Company does not have any equity compensation plans that have not been approved by security holders.

                      EQUITY COMPENSATION PLAN INFORMATION

                        (a) NUMBER OF SECURITIES TO BE                                    (C) NUMBER OF SECURITIES REMAINING
                            ISSUED UPON EXERCISE OF      (B) WEIGHTED-AVERAGE EXERCISE    AVAILABLE FOR FUTURE ISSUANCE UNDER
                         OUTSTANDING OPTIONS, WARRANTS   PRICE OF OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS (EXCLUDING
    PLAN CATEGORY          AND RIGHTS AS OF 12/31/05        WARRANTS AND RIGHTS (1)      SECURITIES REFLECTED IN COLUMN (A)).
    -------------       ------------------------------   -----------------------------   ------------------------------------
Equity compensation plans approved by security holders

   Stock Option Plans               121,136                          $54.51                             130,985
   Director Retainer                 21,921                           59.50                               8,081
   Deferred Bonus                     5,417                           59.50                               2,615
                                    -------                          ------                             -------
      Total                         148,474                          $55.43                             141,681
                                    =======                          ======                             =======

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Stock Plan are shown at the market closing price of the Common Stock of the Company on December 31, 2005. See Note 1 on Page 7 for additional information.

COMPENSATION OF DIRECTORS

The table below shows the fees payable to Directors of the Company and its subsidiary banks during 2005.

                                                     UNITED BANCORP,    SUBSIDIARY
TYPE OF FEE                                             INC. BOARD     BANK BOARDS
-----------                                          ---------------   -----------
Annual Retainer:
   Non-employee Chairman                                   None          $20,000
   All Directors                                           None            4,000
Meeting Attended:
   Board of Directors                                      $400              400
   Compensation, Audit and other Board Committees:
      Chairman                                              275              275
      All Others                                            225              225

Each Director of the Company or its subsidiaries who is not actively employed by the Company received options for 1,000 shares of Stock upon inception of the 2005 Plan. No Director who is also an employee of either the Company or the Banks received any compensation for their services as a Director or Committee Member of the Company or the Banks.

Under the terms of a Management and Consulting Agreement effective January 1, 2006 between the Company and Chairman David S. Hickman, Mr. Hickman will not be paid Director fees for his service as a Director of the Company or the Banks. Significant terms of the Management and Consulting Agreement are as follows:

     1. Term of contracts is five years, and is subject to cancellation by either party on ninety days advance notice. The agreement terminates upon the death or the occurrence of total and permanent disability of Mr. Hickman.

     2. Payment for services will be $150,000 per year for the life of the agreement.

     3.   Direct expenses will be reimbursed

     4. Mr. Hickman will be an independent contractor, and not an employee of the Company or its subsidiaries.

     5. Mr. Hickman will not be eligible to participate in the Company's employee benefit plans after December 31, 2005.

     6. In 2006, Hickman received benefits earned in 2005 relating to his participation in the Company's Management Committee Incentive Plan, the profit sharing and match contributions to the Company's 401(k) plan, and payouts under the terms of the Company's defined bonus stock plan and incentive compensation plan. A stock option grant for 2005 was awarded in January of 2006. Mr. Hickman will be entitled to no other payments or benefits arising from his employment with the Company.

     7. Mr. Hickman will perform consulting services on a part-time basis, with emphasis in business development, Adrian market development, leadership transition, holding company activities, ABA and MBA service, and community involvement.

     8. Restrictions regarding confidentiality, noncompete and nonsolicitation of employees and customers are included

Directors who are not employees do not participate in any of the Banks' employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Chapman, Mr. Rabe, Mr. Clark and John
J. Wanke are the only Directors of the Company or the Banks that are paid a salary and are eligible for employee benefits.

Under the Director Retainer Stock Plan approved by shareholders in 1996, Directors have the option of deferring all or part of their annual Bank board retainers and Bank board meeting fees.

EMPLOYMENT CONTRACTS

The Company utilizes annual employment contracts with each of the Executive Officers of the Company and the Banks. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Banks' designated CRA communities for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute. The employment contracts also include a change in control provision. Terms of employment contracts for all Executive Officers are identical except for the salaries of the individuals, and include participation in the Executive Officer bonus plan, Senior Management Bonus Deferral Stock Plan and stock option plans.

REPRICING OF STOCK OPTIONS

No repricing of outstanding stock options occurred during 2005, other than those relating to stock dividend transactions that equally affect all holders of the Common Stock of the Company. As a result of the 5% stock dividend paid May 31, 2005, the per-share option price of outstanding stock options was adjusted to reflect the stock dividend paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company reports that no officer, or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation & Governance Committee during 2005. In addition, the Committee reports that during 2005, other than for relationships involving subsidiaries of the Company:

     1. No Executive Officer of the Company served on the compensation committee of another entity, one of whose executive officers served on the Compensation & Governance Committee of the Company;

     2. No Executive Officer of the Company served as a Director of another entity, one of whose Executive Officers served on the Compensation & Governance Committee of the Company;

     3. No Executive Officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Members of the Compensation and Governance Committee were clients of and had transactions (loans and commitments to lend) with the Banks in the ordinary course of business during 2005. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

COMPENSATION & GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company has developed an overall compensation strategy that ties a significant portion of executive compensation to both individual performance and overall institutional success, including enhancement of shareholder value. The objectives of this strategy are to reward executives for the enhancement of shareholder value, support a performance-oriented environment that rewards executives for Company performance as compared to that of other financial institutions, and attract, retain, motivate and reward key executives critical to the long-term success of the Company. The key elements of the Company's executive compensation program consist of a base salary, the right to receive an annual performance-based bonus and to participate in various incentive compensation plans including the Senior Management Bonus Deferral Stock Plan, the Company's 401(k) Plan and the Company's Stock Option Plans. The Company maintains a Supplemental Employment Retirement Plan, and Mr. Hickman is the only person currently covered by this Plan.

The Compensation & Governance Committee reviews and recommends to the Board of Directors the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' incentive compensation plans. The Committee reviews the compensation of executive officers of banks and bank holding companies in the $500 million to $1 billion asset peer group, and the Company's compensation objective is to provide salaries to its Executive Officers at a level in the top quartile of that peer group. In addition, the incentive compensation plan for senior managers, introduced by the Company in 2002, is based primarily on return on equity performance, and provides incentive compensation that is dependent on financial performance of the Company. Compensation for 2005 for Mr. Hickman was established by the Compensation Committee in a manner consistent with the compensation objectives for all Executive Officers of the Banks.

                                        Compensation & Governance Committee
                                        James D. Buhr, Chairman
                                        George H. Cress
                                        John H. Foss
                                        James C. Lawson
                                        David E. Maxwell

                             STOCK PERFORMANCE GRAPH

The following chart shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the NASDAQ Bank Index and the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The graph assumes $100 invested on December 31, 2000. The total return assumes reinvestment of dividends.

                               (PERFORMANCE GRAPH)

                                     December 31,
                    ---------------------------------------------
                     2000    2001    2002    2003    2004    2005
                    -----   -----   -----   -----   -----   -----
UBI                 100.0   109.8   124.8   154.6   175.0   167.6
NASDAQ Bank Index   100.0   110.1   115.0   149.5   166.2   158.7
S&P 500             100.0    87.0    66.6    84.2    91.9    94.5

The NASDAQ Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the Small Cap Market. The Index contains various types of NASDAQ listed banks and savings institutions and related holding companies, establishments performing functions closely related to banking, such as check cashing agencies, currency exchanges, safe deposit companies and corporations for banking abroad. The index is made up of approximately 537 institutions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 24, 2006, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 24, 2006.

                                                            AMOUNT AND NATURE OF   PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      CLASS
           ------------------------------------             --------------------   ----------
Lilley & Co., a nominee of United Bank & Trust as Trustee
   P.O. Box 248, Tecumseh, MI 49286                              268,144 (1)         10.73%

Comerica Bank as Trustee
   One Detroit Center, Detroit, MI 48275                         128,770 (2)          5.15%

(1) UBT as Trustee has sole voting and sole investment powers with respect to 193,552 of the shares, and shared voting and shared investment powers with respect to the remaining 74,592 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

(2) The Trust Department of Comerica Bank reports that it has sole voting powers with respect to 128,770 shares and shared voting power with respect to no shares, as disclosed pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name of each of the incumbent Directors and Director Nominees of the Company and the Banks, and Executive Officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 8 2006, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2005, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest within sixty days of the record date.

                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                           ----------------------------------------------    TOTAL     % OF
                             (A)           (B)    (C) VESTED   (D) TOTAL     SHARES   TOTAL
NAME OF BENEFICIAL OWNER   SHARED         SOLE      OPTIONS    SOLE (B+C)    (A+D)     (1)
------------------------   ------        ------   ----------   ----------   -------   -----
DIRECTORS OF UNITED BANCORP, INC. AND SUBSIDIARY BANKS

David N. Berlin                --         3,440        347        3,787       3,787      *
Philip G. Bowen               150            --        347          347         497      *
Stephanie H. Boyse             --         1,558        741        2,299       2,299      *
James D. Buhr                  --           225      1,504        1,729       1,729      *
Joseph D. Butcko              941(2)     11,185        347       11,532      12,473      *
Robert K. Chapman           1,462(2)      5,173      7,221       12,394      13,856      *
Garry R. Clift                110(2)        763        347        1,110       1,220      *
George H. Cress               336(2)      3,227        347        3,574       3,910      *
Patrick D. Farver             530(2)         --      1,687        1,687       2,217      *
John H. Foss                   --         2,527        347        2,874       2,874      *
Patricia M. Garcia             --           361      1,623        1,984       1,984      *
James G. Haeussler             --         8,232        859        9,091       9,091      *
David S. Hickman               --        45,176      2,770       47,946      47,946    2.00%
Scott F. Hill               1,546(2)        657      1,687        2,344       3,890      *
Ann Hinsdale Knisel            --           297      1,687        1,984       1,984      *
Jeffrey A. Kuhman              --        22,130      1,687       23,817      23,817      *
James C. Lawson            22,735(2)     12,723        347       13,070      35,805    1.49%
Robert G. Macomber          5,131(2)         --        347          347       5,478      *
Donald J. Martin               --        64,488        411       64,899      64,899    2.70%
David E. Maxwell            5,826        36,995        411       37,406      43,232    1.80%
Kathryn M. Mohr             2,180           381        347          728       2,908      *
Richard R. Niethammer          --         1,199      1,687        2,886       2,886      *
Judith P. Nold                 --           150      1,562        1,712       1,712      *
Daniel T. O'Haver              --            --         --           --          --      *
Randal J. Rabe                448            --      2,148        2,148       2,596      *
Jeffrey T. Robideau        11,382        22,515        347       22,862      34,244    1.43%
Paul G. Saginaw                --           593        347          940         940      *
Edward A. Shaffran             --           507      1,623        2,130       2,130      *
Edward D. Surovell             --         4,715      1,623        6,338       6,338      *
John J. Wanke               1,238         1,722      5,125        6,847       8,085      *
Katherine E. White             --           110      1,074        1,184       1,184      *

DIRECTORS EMERITUS
M. H. Downing               7,329(2)      9,695         --        9,695      17,024      *
Chris L. McKenney              --         6,448      1,276        7,724       7,724      *

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Dale L. Chadderdon         11,711         3,229      1,933        5,162      16,873      *
Todd C. Clark                 592            --      1,501        1,501       2,093      *
Thomas C. Gannon               --           700      2,676        3,376       3,376      *
John A. Odenweller             --         1,508      4,001        5,509       5,509      *
Jamice W. Guise                --            --         --           --          --      *
                                                                            -------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (36 PERSONS)                398,610   16.61%

(1) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

(2) Includes stock with shared voting and investment power and no direct ownership interest

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED INTERESTS - TRANSACTIONS WITH THE BANKS

Directors and Executive Officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2005. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2005 to all Directors and Executive Officers of the Company, as a group, and their related interests were $46,065,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date, and is in compliance with Regulation O.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2005.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has engaged BKD as its independent public accountants to audit the Company's financial statements for the year ending December 31, 2006. BKD has been engaged as the Company's independent public accountants to audit the Company's financial statements since the year ended December 31, 2002.

The following table details the fees billed by BKD for work performed for the fiscal years ended December 31, 2005 and 2004, by category of fee:

                                                2005       2004
                                              --------   --------
Audit Fees                                    $151,371   $143,929
Audit Related Fees                                  --         --
Tax Fees (consisting of tax preparation and
   related tax compliance matters)               8,318      4,000
All Other                                           --         --
                                              --------   --------
Total                                         $159,689   $147,929

Audit fees consist of fees for the audit of the Company's financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence. In compliance with its Audit Committee Charter, which requires all audit and permitted non-audit services to be pre-approved by the Audit Committee, all audit and non-audit services as disclosed above were pre-approved by the Audit Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended December 31, 2005 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

March 15, 2006                          By Order of the Board of Directors


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
                                        Dale L. Chadderdon
                                        Senior Vice President, Secretary and
                                        Treasurer

                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                         A-2
Management's Discussion and Analysis of Financial Condition and Results
of Operations
   Background                                                                A-2
   Executive Summary                                                         A-3
   Results of Operations                                                     A-3
   Financial Condition                                                       A-9
   Liquidity, Funds Management and Market Risk                              A-13
   Capital Resources                                                        A-16
   Contractual Obligations                                                  A-17
   Prospective Accounting and Regulatory Changes                            A-17
   Critical Accounting Policies                                             A-18
   Forward-Looking Statements                                               A-19
Report of Independent Registered Public Accounting Firm                     A-21
Consolidated Financial Statements
   Consolidated Balance Sheets                                              A-22
   Consolidated Statements of Income                                        A-23
   Consolidated Statements of Cash Flows                                    A-24
   Consolidated Statements of Changes in Shareholders' Equity               A-25
   Notes to Consolidated Financial Statements                               A-26


                                    Page A-1

NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company headquartered in Tecumseh, Michigan. The Company's subsidiary banks (the "Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Companywide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary banks (the "Banks"), United Bank & Trust ("UBT") and United Bank & Trust - Washtenaw ("UBTW").

In accordance with Rule 14a-3 (c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the information contained in the narrative and tabular information and in the consolidated financial statements and notes thereto is provided solely for the information of shareholders and the Securities and Exchange Commission (the "Commission"). Such information shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Form 10-K of the Company for its fiscal year ended December 31, 2005.

BACKGROUND

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. The Company has corporate power to engage in such activities as permitted to business corporations under the Michigan Business Corporation Act, subject to the limitations of the Bank Holding Company Act and regulations of the Federal Reserve System. The Company's subsidiary banks offer a full range of services to individuals, corporations, fiduciaries and other institutions. Banking services include checking, NOW accounts, savings, time deposit accounts, money market deposit accounts, safe deposit facilities and money transfers. Lending operations provide real estate loans, secured and unsecured business and personal loans, consumer installment loans, and check-credit loans, home equity loans, accounts receivable and inventory financing, equipment lease financing and construction financing.

The Company's Banks offer the sale of nondeposit investment products through licensed representatives in their banking offices, and sell credit and life insurance products. In addition, the Company and/or the Banks are co-owners of Michigan Banker's Title Insurance Company of Mid-Michigan LLC, and derive income from the sale of various insurance products to banking clients. UBT operates a trust department, and provides trust services to UBTW on a contract basis. The Trust & Investment Group offers a wide variety of fiduciary services to individuals, corporations and governmental entities, including services as trustee for personal, corporate, pension, profit sharing and other employee benefit trusts. The department provides securities custody services as an agent, acts as the personal representative for estates and as a


                                    Page A-2
fiscal, paying and escrow agent for corporate customers and governmental entities, and provides trust services for clients of the Banks. These products help to diversify the Company's sources of income.

While unemployment in Michigan remains among the highest in the U.S., the markets served by the Banks are only marginally impacted. In particular, the Ann Arbor market has much lower unemployment levels than does the rest of the State. While recent downturns in the economy have impacted some small companies, in general the Banks have not felt the impact of this decline. In addition, in part through the addition of its Ann Arbor subsidiary in 2001, the Company continues to gain market share in its market areas.

EXECUTIVE SUMMARY

Net income of the Company for 2005 improved over 2004 as a result of increased net interest income and noninterest income, and in spite of increased noninterest expenses. Net interest income increased significantly, as spread and net interest margin improved as a result of rising interest rates and balance sheet growth. Noninterest income was up from 2004, with most categories experiencing improvement. The Company's provision for loan loss and other expenses were also up from 2004, as a result of continued growth.

The second half of 2005 was stronger than the first half of the year, as net interest income continued its steady improvement quarter over quarter. Noninterest income declined slightly in the last two quarters of 2005, and expenses were consistent between quarters. The chart below shows the trends of the major components of earnings for the four quarters of 2005.

in thousands of dollars, where appropriate   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
------------------------------------------   -------   -------   -------   -------
Net interest income before provision         $6,984    $6,710    $6,524    $6,145
Provision for loan losses                       378       329       302       323
Noninterest income                            2,961     3,060     2,949     2,699
Noninterest expense                           6,359     6,294     6,469     6,073
Federal income tax provision                    889       882       745       665
Net income                                   $2,319    $2,265    $1,957    $1,783
Return on average assets (a)                   1.30%     1.27%     1.14%     1.09%
Return on average shareholders' equity (a)    13.77%    13.64%    12.04%    11.45%

(a)  Annualized

RESULTS OF OPERATIONS

Earnings Summary and Key Ratios

Consolidated net income improved 8.8% over record levels achieved in 2004, with growth at United Bank & Trust - Washtenaw contributing significantly to that improvement. This percentage increase compares to an increase in 2004 of 3.6% over 2003 levels. Increases in short-term interest rates during the year caused the Company's net interest margin to improve as a result of the asset-sensitive position of the balance sheet. Improvement in margin was also aided by strong growth in loans and deposits, and net interest income improved 13.2% over the prior year, compared to an increase of 4.3% in 2004 over 2003.


                                    Page A-3

At the same time, noninterest income increased 6.0% from the levels achieved in 2004. Income from the sale and servicing of residential real estate mortgages in the secondary market was flat from 2004, and income from bank-owned life insurance declined. These reductions of income were more than offset by increases in other areas, as the diversity of the Company's earnings stream was evident. Expenses were up 11.3% from 2004, and the provision for loan loss also increased. The end result was an improvement in net income.

Return on average assets was flat compared to 2004, while return on average equity improved slightly compared to 2004. At the same time, book value per share and cash dividends per share continue to provide improving returns to shareholders. The following chart shows trends in these and other ratios. All figures are adjusted to reflect stock dividends.

                                                                     5 Year
Performance Ratios                        2005     2004     2003    Average
------------------                       ------   ------   ------   -------
Return on average assets                   1.21%    1.21%    1.25%    1.19%
Return on average shareholders' equity    12.75%   12.72%   13.30%   12.70%
Average equity to average total assets      9.5%     9.5%     9.4%
Dividend payout ratio                      42.6%    42.0%    39.9%
Book value per share                     $27.12   $25.16   $23.39
Cash dividends per share                 $1.423   $1.299   $1.201

Book value per share is based on shares outstanding at December 31 of 2,493,238 for 2005, 2,472,852 for 2004 and 2,453,022 for 2003 as adjusted for stock dividends. Dividends per share does not include contingently issuable shares, and is based on average adjusted shares outstanding of 2,489,589 for 2005, 2,469,964 for 2004 and 2,450,702 for 2003, as adjusted for stock dividends.

Net Interest Income

United Bancorp, Inc. derives the greatest portion of its income from net interest income. As interest rates declined in 2002 and 2003, the Banks took the opportunity to lengthen the maturity of their liabilities, in preparation for possible future increases in interest rates. This had the impact of reducing net interest income in anticipation of rising rates in future periods. While this strategy was basically sound, interest rates did not increase consistently across the yield curve, and the rising rates in 2004 did not improve net interest income as much as if the entire yield curve had shifted up.

In 2005, the Banks remained relatively asset-sensitive, and continued increases in short-term rates combined with balance sheet growth. Net interest income increased 13.2% over 2004, compared to an increase of 4.3% in 2004 over 2003. Yields on earning assets improved to 6.18% for 2005, up from 5.79% in 2004, with the greatest portion of that improvement occurring in the loan portfolio. The average cost of funds also increased, but tax equivalent spread moved from 3.82% in 2004 to 3.86% in 2005. Net interest margin experienced similar improvement, moving from 4.12% in 2004 to 4.25% in 2005.

The following table provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have impacted the margin.


                                    Page A-4

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

Dollars in Thousands                        2005                        2004                        2003
                                 --------------------------  --------------------------  --------------------------
                                  Average            Yield/   Average            Yield/   Average            Yield/
                                  Balance  Interest   Rate    Balance  Interest   Rate    Balance  Interest   Rate
                                 --------  --------  ------  --------  --------  ------  --------  --------  ------
ASSETS
Interest earning assets (a)
   Federal funds sold            $  5,762   $   193   3.35%  $  3,906   $    51   1.30%  $ 19,287   $   214   1.11%
   Taxable securities              70,375     2,032   2.89%    75,755     2,058   2.72%    66,860     2,218   3.32%
   Tax exempt securities (b)       31,937     1,778   5.57%    28,981     1,680   5.80%    30,672     1,791   5.84%
   Taxable loans                  524,156    35,085   6.69%   469,749    28,426   6.05%   424,719    27,138   6.39%
   Tax exempt loans (b)             3,259       207   6.37%     1,387        92   6.63%     1,385        95   6.85%
                                 --------   -------   ----   --------   -------   ----   --------   -------   ----
   Total interest
      earning assets (b)          635,489   $39,297   6.18%   579,778   $32,306   5.57%   542,923   $31,456   5.79%
Cash and due from banks            19,024                      21,052                      17,959
Premises and equipment, net        10,913                      14,232                      14,375
Intangible assets                   3,469                       3,469                       3,469
Other assets                       26,795                      20,278                      14,823
Unrealized gain on securities
   available for sale                (137)                        570                       1,434
Allowance for loan losses          (6,029)                     (5,698)                     (5,256)
                                 --------                    --------                    --------
Total Assets                     $689,524                    $633,681                    $589,727
                                 ========                    ========                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest bearing liabilities
NOW accounts                     $122,904   $ 1,478   1.20%  $115,140   $   696   0.60%  $100,809   $   633   0.63%
Savings deposits                  176,582     2,805   1.59%   175,658     1,671   0.95%   164,959     1,614   0.98%
CDs $100,000 and over              59,047     2,030   3.44%    38,853     1,138   2.93%    26,783     1,033   3.86%
Other int. bearing deposits       124,399     3,971   3.19%   106,496     2,950   2.77%   120,966     3,358   2.78%
                                 --------   -------   ----   --------   -------   ----   --------   -------   ----
Total int. bearing deposits       482,932    10,285   2.13%   436,147     6,455   1.48%   413,517     6,638   1.61%
Short term borrowings               2,283        74   3.24%     2,447        38   1.55%       138         1   0.62%
Other borrowings                   42,729     1,927   4.51%    42,343     1,930   4.56%    38,265     1,869   4.88%
                                 --------   -------   ----   --------   -------   ----   --------   -------   ----
Total int. bearing liab           527,944    12,286   2.33%   480,937     8,423   1.75%   451,920     8,508   1.88%
                                            -------                     -------                     -------
Nonint. bearing deposits           86,779                      86,156                      75,511
Other liabilities                   9,539                       6,398                       6,735
Shareholders' equity               65,262                      60,190                      55,561
                                 --------                    --------                    --------
Total Liabilities and
   Shareholders' Equity          $689,524                    $633,681                    $589,727
                                 ========                    ========                    ========
Net interest income (b)                      27,011                      23,883                      22,948
   Tax-equivalent adjustment                    648                         586                         620
                                            -------                     -------                     -------
Net interest income, GAAP basis             $26,363                     $23,297                     $22,328
                                            =======                     =======                     =======
Net spread                                            3.86%                       3.82%                       3.91%
Net yield on interest earning
   assets (b)                                         4.25%                       4.12%                       4.23%
Ratio of interest earning
   assets to interest bearing
   liabilities                                        1.20                        1.21                        1.20

(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.


                                    Page A-5

The following tables support the fact that the increase in net interest income during 2005 was a result of balance sheet growth, combined with changes in yields and rate. For the year, the net increase in net interest income as a result of changes in volume was three times larger than the increase resulting from changes in rate.

These tables demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

                                     2005 compared to 2004         2004 compared to 2003
                                 Increase (decrease) due to:   Increase (decrease) due to:
                                 ---------------------------   ---------------------------
In thousands of dollars            Volume    Rate      Net       Volume     Rate      Net
                                   ------   ------   ------      ------   -------   ------
Interest earned on:
   Federal funds sold              $   33   $  109   $  142      $ (194)  $    31   $ (163)
   Taxable securities                (151)     126      (25)        272      (433)    (161)
   Tax exempt securities              166      (68)      98         (98)      (13)    (111)
   Taxable loans                    3,475    3,184    6,659       2,776    (1,488)   1,288
   Tax exempt loans                   119       (3)     116          --        (3)      (3)
                                   ------   ------   ------      ------   -------   ------
      Total interest income        $3,642   $3,348   $6,990      $2,756   $(1,906)  $  850
Interest expense on:
   NOW accounts                    $   50   $  733   $  783      $   87   $   (24)  $   63
   Savings deposits                     9    1,125    1,134         103       (46)      57
   Interest bearing CDs of
      100,000 or greater              668      224      892         393      (288)     105
   Other int. bearing deposits        536      485    1,021        (401)       (7)    (408)
   Short term borrowings               (3)      39       36          34         3       37
   Other borrowings                    18      (21)      (3)        191      (130)      61
                                   ------   ------   ------      ------   -------   ------
      Total interest expense       $1,278   $2,585   $3,863      $  407   $  (492)  $  (85)
                                   ------   ------   ------      ------   -------   ------
Net change in net
   interest income                 $2,364   $  763   $3,127      $2,349   $(1,414)  $  935

Provision for Loan Losses

The Company's gross charge-offs within its loan portfolio declined in 2005, following an increase in 2004. At the same time, recoveries were down from 2004 levels, and net charge-offs of $737,000 for 2005 were below the 2004 charge-offs of $779,000. The provision for 2005 was up from the prior two years, exceeding the 2004 figure by 27.1%. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses.

The Company has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Banks to maintain a high level of quality in their loan portfolios. These factors combine with the Company's level of residential real estate loans to support an allowance as a percent of total loans at a level that Management believes is appropriate for the risks in its loan portfolio.


                                    Page A-6

Noninterest Income

Total noninterest income increased 6.0% in 2005 over 2004. This follows declines of 6.9% and increases of 15.7% in 2004 and 2003, respectively. The following table summarizes changes in noninterest income by category for 2005 and 2004, in thousands of dollars where appropriate.

Change in Categories of Noninterest Income

                                              2005      2004    Change     2003    Change
                                            -------   -------   ------   -------   ------
Service charges on deposit accounts         $ 3,017   $ 2,774     8.8%   $ 2,623      5.8%
Trust & Investment fee income                 3,874     3,754     3.2%     3,104     20.9%
Gains (losses) on securities transactions        (1)      (29)  -96.6%       105   -127.6%
Income from loan sales and servicing          1,215     1,222    -0.6%     2,988    -59.1%
ATM, debit and credit card fee income         1,677     1,469    14.2%     1,442      1.9%
Sale of nondeposit investment products          798       721    10.7%       751     -4.0%
Bank owned life insurance                       398       443   -10.2%       250     77.2%
Other income                                    691       656     5.3%       559     17.4%
                                            -------   -------   -----    -------   ------
   Total Noninterest Income                 $11,669   $11,010     6.0%   $11,822     -6.9%
                                            =======   =======   =====    =======   ======

Service charges on deposit accounts were up 8.8% in 2005, compared to an increase of 5.8% in 2004 and 12.6% in 2003 This is consistent with the fact that total deposits grew 11.5% during 2005, with short-term deposit products making up a smaller portion of total deposits. Those categories of deposits generate fee income, while certificates of deposit do not. 2005 marked the first full year of the Banks' utilization of a High Performance Checking promotion as a method of gathering deposits. Deposit service charges were restructured as a result of this new program.

The Trust & Investment Group of UBT continues to provide a steady contribution to the Company's income statement. Trust fee income increased modestly in 2005 compared to 2004, when fee income grew 20.9% over the prior year. Assets managed by the department at December 31, 2005 were $605.9 million, compared to $616.9 million at the end of 2004 and $579.7 million at the end of 2003. The Trust department implemented a small fee increase late in 2004, which provided some benefit to 2005 earnings and helped to offset the decline in asset balances. Future changes in Trust fee income are dependent on the growth of the Department and the market value of assets managed.

The Banks generally market their production of fixed rate long-term residential mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. During 2005, clients continued to exhibit a preference for fixed rate loans as market rates declined, resulting in a portion of those loans originated by the Banks being sold in the secondary market. In addition, some of the mortgages previously held on the balance sheets of the Banks were refinanced and sold in the secondary market, providing additional servicing income.

Income from loan sales and servicing was virtually flat in 2005 compared to 2004, following a decline of 59.1% in 2004 over 2003. As a result of the continued slowdown in refinancing volume in 2005 and 2004, the Company experienced improved fee income as the write-off of unamortized servicing rights declined with the slowing of the pace of refinancing within the residential real estate mortgage portfolios. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in mortgage servicing rights were required in 2005, 2004 or 2003 as a result of impairment or other reasons.


                                    Page A-7

ATM, debit and credit card fee income continues to provide a steady source of noninterest income for the Company. The Banks operate seventeen ATMs throughout their market areas, and Bank clients are active users of debit cards. The Banks continue to receive ongoing fee income from credit card referrals and operation of its credit card merchant business. Income from these areas was up 14.2% in 2005 over 2004, compared to an increase of 1.9% from 2003 to 2004.

Income from the sale of nondeposit investment products is derived from the sale of investments and insurance products to clients, including credit and title insurance policies, annuities, mutual funds and other investment vehicles. This category of income increased 10.7% in 2005 over 2004, following a decline in 2004 compared to 2003. The improvement reflects higher sales volumes, primarily of annuities and mutual fund products.

The decline in income from bank-owned life insurance in 2005 reflects yields that have lagged market rates. However, future yields should reflect the recent increases in interest rates. Other noninterest income during the year consisted of income from various fee-based banking services, including sale of official checks, wire transfer fees, safe deposit box income and other fees. This category of noninterest income improved 5.3% from 2004 to 2005, following an increase of 17.4% from 2003 to 2004, with no one area contributing significantly more to the improvement. Overall, total noninterest income increased $659,000 from 2004 to 2005, reflecting the diversity of the Company's noninterest income sources. Management anticipates continued improvement in the future as the sources of noninterest income remain fluid.

Noninterest Expense

The following table summarizes changes in noninterest expense by category for 2005 and 2004, in thousands of dollars where appropriate.

Change in Categories of Noninterest Expense

                                         2005      2004    Change     2003    Change
                                       -------   -------   ------   -------   ------
Salaries and employee benefits         $14,662   $13,502     8.6%   $13,672    -1.2%
Occupancy and equipment expense, net     4,074     4,019     1.4%     3,927     2.3%
External data processing                 1,283     1,125    14.0%     1,208    -6.9%
Advertising and marketing                1,106       382   189.5%       360     6.1%
Director fees                              384       367     4.6%       340     7.9%
Other expense                            3,686     3,251    13.4%     3,162     2.8%
                                       -------   -------   -----    -------   -----
   Total Noninterest Expense           $25,195   $22,646    11.3%   $22,669    -0.1%
                                       =======   =======   =====    =======   =====

Total noninterest expenses were up 11.3% in 2005, while total assets grew 9.8% from the end of 2004 to 2005. The largest percentage increases for the year were in external data processing, advertising and marketing expenses. The Company continues to emphasize cost controls, while continuing to make the expenditures necessary to remain competitive.

Salaries and benefits are the organization's largest single area of expense. During 2005, this category of expense increased 8.6% from 2004 levels, compared to a decline of 1.2% in 2004 over 2003. Benefits costs continue to be a large contributor to personnel expense, while the amounts paid to co-workers for profit sharing bonuses and 401(k) profit sharing contributions increased in 2005 as the Company exceeded its earnings targets and other objectives.

Occupancy and equipment expense increased 1.4% in 2005, compared to an increase of 2.3% in 2004. This modest increase reflects the fact that there were no significant additions to the Company's technology or banking office infrastructure in 2005.


                                    Page A-8

Advertising and marketing expenses provided the largest percentage increase in expense for 2005, up 189.5% over 2004. This increase includes costs of the High Performance Checking program, along with the cost of increased marketing and advertising presence in the communities served by the Banks. Other expenses were up 13.4% over 2004, with no one category contributing disproportionately to the increase in expenses.

Federal Income Tax

The following chart shows the effective federal tax rates of the Company for the past three years, in thousands of dollars where applicable.

Effective Tax Rates            2005      2004      2003
-------------------          -------   -------   -------
Income before tax            $11,505   $10,613   $10,412
Federal income tax           $ 3,181   $ 2,960   $ 3,024
Effective federal tax rate      27.6%     27.9%     29.0%

The Company's effective federal tax rate for 2005 declined slightly from 2004, continuing the downward trend noted in recent years. Income from bank owned life insurance and tax credits from participation in low-income housing partnerships have helped reduce the Company's federal income taxes. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in these assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

FINANCIAL CONDITION

Securities

Dollars of loan growth in excess of net deposit growth resulted in a slight decline in the Company's securities portfolio during 2005. The makeup of the Company's investment portfolio continues to evolve with the growth of the Company, and the mix of the consolidated investment portfolio has continued to shift to meet liquidity and interest rate risk needs. On a consolidated basis, investment in mortgage backed agency securities declined in 2005, while other categories of investments have increased somewhat. The changes in the various categories of the portfolio are shown in the chart below.

Change in Categories of Securities Portfolio, in thousands of dollars     2005      2004
---------------------------------------------------------------------   -------   -------
U.S. Treasury and agency securities                                     $ 1,130   $ 1,762
Mortgage backed agency securities                                        (7,665)    4,086
Obligations of states and political subdivisions                          6,118    (6,976)
Corporate, asset backed and other securities                                 63    (3,820)
                                                                        -------   -------
   Change in total securities                                           $  (354)  $(4,948)
                                                                        =======   =======

These changes are also reflected in the percentage makeup of the portfolio. The following chart shows the percentage mix of the securities portfolio.

Percentage Makeup of Securities Portfolio at December 31,    2005    2004
---------------------------------------------------------   -----   -----
U.S. Treasury and agency securities                          42.2%   41.0%
Mortgage backed agency securities                            14.4%   21.7%
Obligations of states and political subdivisions             40.2%   34.2%
Corporate, asset backed and other securities                  3.2%    3.1%
                                                            -----   -----
   Total securities                                         100.0%  100.0%
                                                            =====   =====


                                    Page A-9

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 12% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Banks, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions.

The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2005 and 2004, in thousands of dollars.

Unrealized Gains and Losses in the Investment Portfolio    2005     2004    Change
-------------------------------------------------------   -----    -----    ------
U.S. Treasury and agency securities                       $(403)   $(268)   $(135)
Mortgage backed agency securities                          (176)    (174)      (2)
Obligations of states and political subdivisions             81      509     (428)
Corporate, asset backed and other securities                 89       84        5
                                                          -----    -----    -----
Total investment securities                               $(409)   $ 151    $(560)
                                                          =====    =====    =====

Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Loans

The Company continues to be a significant provider of loans in its markets. As full service lenders, the Banks offer a variety of loan products in their markets. Loan growth was 12.3% in 2005, as business and personal loan volume continued to be strong. At the same time, refinancing and sale of residential portfolio mortgages continued, causing further declines in that portion of the loan portfolio. The chart below shows the percentage change in each category of the loan portfolio for 2005 and 2004.

Percentage Change in Categories of Loan Portfolio    2005    2004
-------------------------------------------------   -----   -----
Personal                                             10.0%    5.5%
Business                                             14.8%    8.6%
Tax exempt                                           -5.8%  125.3%
Residential mortgage                                -11.8%  -10.5%
Construction                                         33.6%   94.4%
Total loans                                          12.3%   11.2%

The volume of mortgage loans generated during 2004 and 2003 reached record levels. During this period, as a result of historically low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Banks sell most of their fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during the year.

That rate of reduction in the mortgage portfolio was anticipated to slow in 2005 as a result of rising rates. However, the yield curve flattened and eventually inverted, extending the attractiveness of long term fixed rate mortgages. As a result of continued refinancing, the Company experienced a 11.8% reduction in portfolio residential mortgages in 2005, compared to a decline of 10.5% in 2004.


                                    Page A-10

Construction loan activity increased again in 2005, following a strong year in 2004. Construction loan volume reflects continued growth of the commercial mortgage and residential housing activity in the Company's market area. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Personal loan balances grew 10.0% in 2005, following a 5.5% increase in 2004. Activity in 2005 was in all categories of personal loans, but the largest growth was in home equity loans and lines of credit. Personal loans on the Company's balance sheet include direct and indirect loans for automobiles, boats and recreational vehicles, and other items for personal use. In addition, amounts outstanding in personal lines of credit and home equity loans are included in this loan category.

Business loans also experienced excellent growth during 2005, up significantly from the growth experienced in 2004. Total loans outstanding to businesses increased 14.8% in 2005, compared to growth of 8.6% in the prior year. This growth in loans to commercial enterprises is derived from all of the markets the Banks serve, including significant contributions from the Ann Arbor and Dexter markets. Continued participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances. Tax-exempt declined slightly in 2005, following a large increase in 2004.

Credit Quality

The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of non-performing loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient. The chart below shows the amount of nonperforming assets by category for each of the past five years.

Nonperforming Assets, in thousands of dollars      2005      2004      2003      2002      2001
---------------------------------------------     ------    ------    ------    ------    ------
Nonaccrual loans                                  $5,609    $3,709    $3,635    $1,583    $1,084
Accruing loans past due 90 days or more            1,153     1,674       761       748     1,104
Troubled debt restructurings                          --        --        --        --       130
                                                  ------    ------    ------    ------    ------
   Total nonperforming loans                       6,762     5,383     4,396     2,331     2,318
Other real estate                                    871       844       593       467       179
                                                  ------    ------    ------    ------    ------
   Total nonperforming assets                     $7,633    $6,227    $4,989    $2,798    $2,497
                                                  ======    ======    ======    ======    ======
Percent of nonperforming loans to total loans       1.21%     1.08%     0.98%     0.54%     0.61%
                                                  ======    ======    ======    ======    ======
Percent of nonperforming assets to total assets     1.07%     0.96%     0.82%     0.49%     0.48%
                                                  ======    ======    ======    ======    ======

The Company's percentage of nonperforming loans to total loans increased from 2004 to 2005, primarily reflecting an increase in nonaccrual loans and assets held as other real estate. The unusually high level of delinquent loans at the end of 2004 included balances of just under $600,000 for one loan that were paid current immediately following the end of the year. Collection efforts continue with all delinquent clients, to bring them back to performing status or to finish liquidation. The allowance for loan losses provides adequate allocation for loan losses that may result from shortfalls in these loans. The balance of loans in nonaccrual status was up considerably from 2004 to 2005, but in January of 2006, one large nonaccrual commercial loan was paid off, reducing the Company's level of nonaccrual loans to near December 31, 2004 levels. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy.


                                    Page A-11

The amount listed in the previous table as other real estate reflects three properties that were acquired through foreclosure or in lieu of foreclosure. All are vacant and are for sale, and no significant loss on these properties is anticipated. One of the properties was subsequently sold in January of 2006. Total dollars in this category have increased from 2004 levels, but remain relatively low as a percentage of assets.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

Percentage Makeup of Loan Portfolio at December 31,    2005    2004
---------------------------------------------------   -----   -----
Personal                                               14.6%   14.9%
Business                                               57.4%   56.1%
Tax exempt                                              0.6%    0.7%
Residential mortgage                                   12.0%   15.3%
Construction                                           15.4%   13.0%
                                                      -----   -----
   Total loans                                        100.0%  100.0%
                                                      =====   =====

Loans to finance residential mortgages, including construction loans, make up 27.4% of the portfolio at year-end, compared to 28.3% at the end of 2004. This decline is primarily reflected in reductions in portfolio mortgages that were refinanced and sold on the secondary mortgage market. Loans in this category are well-secured and have had historically low levels of net losses.

The personal loan portfolio consists of direct and indirect installment, home equity and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles, boats and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans consist of approximately 62.5% of loans secured by nonfarm, nonresidential real estate. There are no other significant concentrations in the business loan portfolio. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits

Deposit totals increased $60.8 million in 2005, or 11.5% for the year, compared to deposit growth of 5.4% in 2004. Products such as money market deposit accounts, Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

The Banks do not support their growth through purchased or brokered deposits. The Banks' deposit rates are consistently competitive with other banks in its market area. The majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2005 and 2004.


                                    Page A-12

Percentage Change in Deposits by Category    2005   2004
-----------------------------------------   -----   ----
Noninterest bearing deposits                 3.3%   9.5%
Interest bearing deposits                   13.0%   4.7%
Total deposits                              11.5%   5.4%
                                            ====    ===

The chart below shows the percentage makeup of the deposit portfolio in 2005 and 2004.

Percentage Breakdown of Deposit Portfolio as of December 31,    2005    2004
------------------------------------------------------------   -----   -----
Noninterest bearing deposits                                    15.0%   16.2%
Interest bearing deposits                                       85.0%   83.8%
                                                               -----   -----
   Total deposits                                              100.0%  100.0%
                                                               =====   =====

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. At times, the Banks are participants in the federal funds market, either as borrowers or sellers. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank of Indianapolis ("FHLBI") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2005 and 2004, and short term advances and discount window borrowings were not utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the FHLBI. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found in the section below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

During 2005, the Company's cash and cash equivalents increased as a result of normal activities within the balance sheet and income statement. Throughout 2005, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's net excess funds during 2005 were higher than in 2004. The Company averaged net federal funds sold of $3.5 million during 2005, compared to $1.5 million during 2004. These changes were primarily a result of timing differences between loan, investment and deposit growth.

Deposits grew $60.8 million in 2005, and FHLB advances declined by $619,000 as a result of maturities in excess of new borrowings. Net portfolio loans increased by $60.6 million, and total investments declined by $354,000. All of these changes contributed to the Company's increase in excess funds.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The cash flows of the Company are relatively predictable. While loan and deposit cash flows are determined to a large extent by the actions of its clients, the Company is able to control its cash flows with regard to borrowings and investments. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and lines of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.


                                    Page A-13

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies of the Company place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on twelve months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2005, the Company would expect a maximum potential reduction in net interest margin of less than 6% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

During 2004 and 2003, the Company increased its usage of long term fixed rate FHLB advances in order to lock in its cost of funds at historically low rates. In 2005, balances of advances outstanding declined, as noted above. In addition, the Company continued to be asset-sensitive in the twelve-month timeframe based on internal interest sensitivity measures.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2005 and 2004.


                                    Page A-14

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2005

                                     Principal Amount Maturing In:
                             --------------------------------------------                          Fair
RATE-SENSITIVE ASSETS:         2006      2007     2008     2009     2010   Thereafter    Total     Value
----------------------       --------  -------  -------  -------  -------  ----------  --------  --------
Fixed Rate:
   Loans                     $ 40,937  $39,672  $37,069  $25,458  $35,175   $62,224    $240,535  $235,229
   Avg Int. Rate                  6.8%     7.1%     6.8%     6.8%     6.8%      5.8%        6.6%
   Investments               $ 57,273  $ 7,868  $ 4,205  $ 2,049  $ 3,465   $15,209    $ 90,069  $ 89,767
   Avg Int. Rate                  3.4%     3.3%     4.1%     3.6%     5.0%      4.0%        3.6%
Variable Rate:
   Loans                     $134,500  $33,308  $24,722  $23,781  $18,228   $85,039    $319,578  $319,008
   Avg Int. Rate                  7.7%     7.1%     6.6%     6.0%     5.5%      7.7%        7.3%
   Investments               $  5,434  $ 3,682  $   773  $   169  $   129   $   406    $ 10,593  $ 10,491
   Avg Int. Rate                  3.1%     3.3%     3.6%     3.9%     3.7%      4.2%        3.3%
Other interest
   earning assets            $  3,176                                                  $  3,176  $  3,176
Average interest rate             3.8%                                                      3.8%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                  $88,396    $ 88,396  $ 88,396
Savings & interest
   bearing demand            $317,085                                                  $317,085  $317,085
Avg Int. Rate                     1.7%                                                      1.7%
Time deposits                $119,896  $40,891  $14,899  $ 8,644  $   803   $    30    $185,163  $186,046
Avg Int. Rate                     3.6%     3.8%     3.9%     4.1%     3.0%      0.0%        3.7%
Fixed rate borrowings        $  8,021  $20,349  $ 8,940  $ 3,012  $ 1,013   $   893    $ 42,228  $ 41,848
Avg Int. Rate                     4.2%     5.0%     3.9%     3.5%     4.0%      5.2%        4.5%
Other interest bearing
   liabilities               $  6,376                                                  $  6,376  $  6,376
Average interest rate             4.3%                                                      4.3%

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2004

                                     Principal Amount Maturing In:
                             --------------------------------------------                          Fair
RATE-SENSITIVE ASSETS:         2005      2006     2007     2008     2009   Thereafter    Total     Value
----------------------       --------  -------  -------  -------  -------  ----------  --------  --------
Fixed Rate:
   Loans                     $ 36,945  $30,137  $34,305  $38,045  $24,357   $43,304    $207,093  $209,926
   Avg Int. Rate                  6.6%     6.8%     7.0%     6.6%     6.7%      6.0%        6.6%
   Investments               $ 40,490  $26,461  $ 7,931  $ 2,868  $   877   $ 7,784    $ 86,411  $ 86,684
   Avg Int. Rate                  2.9%     2.9%     3.3%     4.4%     4.4%      5.0%        3.2%
Variable Rate:
   Loans                     $105,868  $44,543  $16,997  $15,553  $21,270   $85,574    $289,805  $289,940
   Avg Int. Rate                  5.8%     5.5%     5.1%     4.8%     5.0%      6.4%        5.8%
   Investments               $  5,329  $ 4,018  $ 1,810  $ 1,001  $   662   $ 1,288    $ 14,108  $ 13,984
   Avg Int. Rate                  3.0%     2.9%     3.2%     3.1%     3.1%      3.1%        3.0%
Other interest
   earning assets            $  3,118                                                  $  3,118  $  3,118
Average interest rate             3.7%                                                      3.7%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                  $85,598    $ 85,598  $ 85,598
Savings & interest
   bearing demand            $314,143                                                  $314,143  $314,143
Avg Int. Rate                $    1.1%                                                      1.1%
Time deposits                $ 55,272  $40,630  $23,169  $ 4,708  $ 6,358        --    $130,137  $132,033
Avg Int. Rate                     2.8%     3.4%     3.6%     3.4%     4.0%      0.0%        3.2%
Fixed rate borrowings        $  1,568  $ 8,011  $20,339  $ 8,929  $ 3,000   $ 1,000    $ 42,847  $ 43,336
Avg Int. Rate                     3.8%     4.2%     5.0%     3.9%     2.9%      5.6%        4.4%
Other interest bearing
   liabilities               $  8,726                                                  $  8,726  $  8,726
Average interest rate             2.4%                                                      2.4%


                                    Page A-15

The Company's primary market risk exposure decreased from 2004 to 2005, based on data supplied by its measurement systems. This market risk exposure is if rates decline. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2005. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

                          INTEREST SENSITIVITY SUMMARY

                                                                                               Over 10
In thousands of dollars                            0-3 Mo.   4-12 Mo.    1-5 Yrs   5-10 Yrs     Years      Total
-----------------------                           --------   --------   --------   --------   --------   --------
Securities                                        $ 21,886   $ 47,202   $ 19,543   $13,439    $  1,362   $103,432
Loans                                              242,600     55,660    220,679    27,660      11,513    558,112
                                                  --------   --------   --------   -------    --------   --------
   Total earning assets                           $264,486   $102,862   $240,222   $41,099    $ 12,875   $661,544

Interest bearing deposits                         $354,071   $ 82,910   $ 65,237   $    30    $     --   $502,248
Other borrowings                                     9,376      5,021     33,315        63         829     48,604
                                                  --------   --------   --------   -------    --------   --------
   Total interest bearing liabilities             $363,447   $ 87,931   $ 98,552   $    93    $    829   $550,852
                                                  --------   --------   --------   -------    --------   --------
Net asset (liability) interest
   sensitivity exposure                           $(98,961)  $ 14,931   $141,670   $41,006    $ 12,046   $110,692
Cumulative net asset (liability) exposure         $(98,961)  $(84,030)  $ 57,640   $98,646    $110,692
Cumulative ratio of asset to liability exposure       0.73       0.81       1.10      1.18        1.20     to one
Cumulative exposure as a percent
   of total assets                                   -13.9%     -11.8%       8.1%     13.8%       15.5%

CAPITAL RESOURCES

It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. The payout ratio for 2005 was 42.6%, compared to 42.0% for 2004. Cash dividends have resulted in a dividend yield of approximately 2.31% and 2.15% in 2005 and 2004, respectively. Five percent stock dividends were paid to shareholders in 2005 and 2004. The stock of the Company is traded over the counter, and the Company is not a member of an organized exchange.


                                    Page A-16

The ratios of average equity to average assets of the Banks and the Company increased in 2005 over 2004, as average capital grew at a faster pace than did average assets as a result of strong earnings. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company. The Company and the Banks are considered to be well-capitalized by the regulators.

The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders. Succession planning is in place for Management of the Company, in order to continue the transition relating to the retirement of Chairman and CEO David S. Hickman at the end of 2005.

CONTRACTUAL OBLIGATIONS

The following table details the Company's known contractual obligations at December 31, 2005, in thousands of dollars:

                                                  Payments due by period
                                 -------------------------------------------------------
                                 Less than                           More than
Contractual Obligations            1 year    1-3 years   3-5 years    5 years     Total
                                 ---------   ---------   ---------   ---------   -------
Long term debt (FHLB advances)     $8,021     $29,289      $4,025      $1,000    $42,335
Capital lease obligations              --          --          --          --         --
Operating lease arrangements          824       1,733       1,571       3,646      7,774
Purchase agreements                    --          --          --          --         --
                                   ------     -------      ------      ------    -------
Total                              $8,845     $31,022      $5,596      $4,646    $50,109

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

In December, 2004, the Financial Accounting Standards Board ("FASB") issued an amendment to Statement of Financial Accounting Standards ("SFAS") 123 (SFAS
123R) which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Company beginning January 1, 2006. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Company will apply SFAS 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, a company may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.


                                    Page A-17

Management is currently evaluating the effect of the recognition and measurement provisions of SFAS 123R but we currently believe the adoption of SFAS 123R will not result in a material impact on the Company's results of operations or financial condition.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2005. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses

The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

Regardless of the extent of the Company's analysis of client performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a client's financial condition or changes in their unique business conditions, the judgmental nature of individual


                                    Page A-18
loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or client-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights

Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

Goodwill and Other Intangibles

The Company records all assets and liabilities acquired in purchase acquisitions, including goodwill and other intangibles, at fair value as required by SFAS 141. Goodwill is subject, at a minimum, to annual tests for impairment. Other intangible assets are amortized over their estimated useful lives using straight-line and accelerated methods, and are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount. The initial goodwill and other intangibles recorded and subsequent impairment analysis requires management to make subjective judgments concerning estimates of how the acquired asset will perform in the future. Events and factors that may significantly affect the estimates include, among others, customer attrition, changes in revenue growth trends, specific industry conditions and changes in competition.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.


                                    Page A-19

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include those discussed under "Risk Factors" in
Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and generally include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.


                                    Page A-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

United Bancorp, Inc. and Subsidiaries

                                 (BKD, LLP LOGO)

Shareholders and Board of Directors
United Bancorp, Inc.
Tecumseh, Michigan

We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of United Bancorp, Inc. internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated January 20, 2006 expressed unqualified opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting.

                                        (BKD, LLP)
                                        BKD, LLP

Indianapolis, Indiana
January 20, 2006


                                   Page A-21

CONSOLIDATED BALANCE SHEETS

United Bancorp, Inc. and Subsidiaries

                                                                          December 31,
                                                                     --------------------
In thousands of dollars                                                 2005       2004
-----------------------                                              ---------   --------
ASSETS
Cash and demand balances in other banks                               $ 20,416   $ 18,188
Federal funds sold                                                          --         --
                                                                      --------   --------
Total cash and cash equivalents                                         20,416     18,188

Securities available for sale                                          103,432    103,786

Loans held for sale                                                      1,060      1,102
Portfolio loans                                                        557,052    495,796
                                                                      --------   --------
Total loans                                                            558,112    496,898
Less allowance for loan losses                                           6,361      5,766
                                                                      --------   --------
Net loans                                                              551,751    491,132

Premises and equipment, net                                             12,998     13,147
Goodwill                                                                 3,469      3,469
Bank-owned life insurance                                               11,091     10,694
Accrued interest receivable and other assets                            10,622      9,935
                                                                      --------   --------
TOTAL ASSETS                                                          $713,779   $650,351
                                                                      ========   ========

LIABILITIES
Deposits
   Noninterest bearing deposits                                       $ 88,404   $ 85,598
   Interest bearing deposits                                           502,248    444,280
                                                                      --------   --------
Total deposits                                                         590,652    529,878

Short term borrowings                                                    6,376      8,726
Other borrowings                                                        42,228     42,847
Accrued interest payable and other liabilities                           6,901      6,676
                                                                      --------   --------
TOTAL LIABILITIES                                                      646,157    588,127
                                                                      --------   --------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 5,000,000 shares authorized, 2,493,238 shares issued and outstanding in 2005 and
   2,355,097 in 2004                                                    63,186     54,133
Retained earnings                                                        4,705      7,992
Accumulated other comprehensive income (loss), net of tax                 (269)        99
                                                                     ---------   --------
TOTAL SHAREHOLDERS' EQUITY                                              67,622     62,224
                                                                     ---------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $ 713,779   $650,351
                                                                     =========   ========

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-22

CONSOLIDATED STATEMENTS OF INCOME

United Bancorp, Inc. and Subsidiaries

                                                          For the years ended
                                                              December 31,
                                                      ---------------------------
In thousands of dollars, except per share data          2005      2004      2003
----------------------------------------------        -------   -------   -------
INTEREST INCOME
Loans                                                 $35,225   $28,488   $27,202
Securities
   Taxable                                              2,032     2,057     2,219
   Tax exempt                                           1,199     1,124     1,200
Federal funds sold                                        193        51       214
                                                      -------   -------   -------
Total interest income                                  38,649    31,720    30,835
                                                      -------   -------   -------

INTEREST EXPENSE
Deposits                                               10,285     6,455     6,637
Short term borrowings                                      74        38         1
Other borrowings                                        1,927     1,930     1,869
                                                      -------   -------   -------
Total interest expense                                 12,286     8,423     8,507
                                                      -------   -------   -------
NET INTEREST INCOME                                    26,363    23,297    22,328
Provision for loan losses                               1,332     1,048     1,069
                                                      -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    25,031    22,249    21,259
                                                      -------   -------   -------

NONINTEREST INCOME
Service charges on deposit accounts                     3,017     2,774     2,623
Trust & Investment fee income                           3,874     3,754     3,104
Gains (losses) on securities transactions                  (1)      (29)      105
Income from loan sales and servicing                    1,215     1,222     2,988
ATM, debit and credit card fee income                   1,677     1,469     1,442
Sale of nondeposit investment products                    798       721       751
Income from bank-owned life insurance                     398       443       250
Other income                                              691       656       559
                                                      -------   -------   -------
Total noninterest income                               11,669    11,010    11,822
                                                      -------   -------   -------

NONINTEREST EXPENSE
Salaries and employee benefits                         14,662    13,502    13,672
Occupancy and equipment expense, net                    4,074     4,019     3,927
External data processing                                1,283     1,125     1,208
Advertising and marketing                               1,106       382       360
Director fees                                             384       367       340
Other expense                                           3,686     3,251     3,162
                                                      -------   -------   -------
Total noninterest expense                              25,195    22,646    22,669
                                                      -------   -------   -------
INCOME BEFORE FEDERAL INCOME TAX                       11,505    10,613    10,412
Federal income tax                                      3,181     2,960     3,024
                                                      -------   -------   -------
NET INCOME                                            $ 8,324   $ 7,653   $ 7,388
                                                      =======   =======   =======
Basic earnings per share                              $  3.31   $  3.07   $  2.99
Diluted earnings per share                               3.29      3.05      2.97

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-23

CONSOLIDATED STATEMENTS OF CASH FLOWS

United Bancorp, Inc. and Subsidiaries

                                                                For the years ended December 31,
                                                                --------------------------------
In thousands of dollars                                           2005       2004        2003
-----------------------                                         --------   --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $  8,324   $  7,653   $   7,388

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM
OPERATING ACTIVITIES

Depreciation and amortization                                      1,892      2,419       2,827
Provision for loan losses                                          1,332      1,048       1,069
(Gain) Loss on sale of loans                                        (940)      (957)     (3,318)
Proceeds from sales of loans originated for sale                  57,961     66,928     205,844
Loans originated for sale                                        (56,979)   (66,983)   (194,743)
(Gain) Loss on securities transactions                                 1         29        (105)
Deferred income taxes                                                313         43         202
Increase in cash surrender value on bank owned life insurance       (398)      (443)       (250)
(Gain) Loss on investment in limited partnership                     234         86         (87)
Change in accrued interest receivable and other assets              (898)     1,735        (677)
Change in accrued interest payable and other liabilities             204        329        (355)
                                                                --------   --------   ---------
Total adjustments                                                  2,722      4,234      10,407
                                                                --------   --------   ---------
Net cash from operating activities                                11,046     11,887      17,795
                                                                --------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
   Purchases                                                     (30,664)   (50,113)    (73,241)
   Sales                                                              --      4,626       6,358
   Maturities and calls                                           20,688     41,737      47,381
   Principal payments                                              9,423      7,255       6,109
Net increase in portfolio loans                                  (62,484)   (51,328)    (24,895)
Net investment in bank owned life insurance                           --         --     (10,000)
Net premises and equipment expenditures                           (1,126)      (455)     (2,165)
                                                                --------   --------   ---------
Net cash from investing activities                               (64,163)   (48,278)    (50,453)
                                                                --------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                            60,774     27,295      31,033
Net change in short term borrowings                               (2,350)       650       8,001
Principal payments on other borrowings                            (1,569)      (528)     (9,492)
Proceeds from other borrowings                                       950      8,000       3,000
Proceeds from common stock transactions                              987        880         262
Dividends paid                                                    (3,447)    (3,143)     (3,140)
                                                                --------   --------   ---------
Net cash from financing activities                                55,345     33,154      29,664
                                                                --------   --------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS                            2,228     (3,237)     (2,994)
Cash and cash equivalents at beginning of year                    18,188     21,425      24,419
                                                                --------   --------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                        $ 20,416   $ 18,188   $  21,425
                                                                ========   ========   =========
SUPPLEMENTAL DISCLOSURES:
Interest paid                                                   $ 11,571   $  8,373   $   8,673
Income tax paid                                                    3,100      2,450       2,800
Loans transferred to other real estate                               491      1,483         271

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-24

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

United Bancorp, Inc. and Subsidiaries

For the years ended December 31, 2005, 2004, 2003

IN THOUSANDS OF DOLLARS,                                   Common     Retained
EXCEPT PER SHARE DATA                           Shares    Stock (1)   Earnings   AOCI (2)    Total
------------------------                      ---------   ---------   --------   --------   -------
Balance, January 1, 2003                      2,114,765    $39,122    $12,977     $1,281    $53,380
Net income, 2003                                                        7,388                 7,388
Other comprehensive income:
   Net change in unrealized gains (losses)
      on securities available for sale, net                                         (701)      (701)
                                                                                            -------
Total comprehensive income                                                                    6,687
Cash dividends declared, $1.201 per share                              (2,946)               (2,946)
Five percent stock dividend declared            105,737      6,344     (6,344)                   --
Common stock transactions                         4,461         46                               46
Tax effect of options exercised                                 82                               82
Director and management deferred
   stock plans                                                 215        (81)                  134
                                              ---------    -------    -------     ------    -------
Balance, December 31, 2003                    2,224,963    $45,809    $10,994     $  580    $57,383
Net income, 2004                                                        7,653                 7,653
Other comprehensive income:
   Net change in unrealized gains (losses)
      on securities available for sale, net                                         (481)      (481)
                                                                                            -------
Total comprehensive income                                                                    7,172
Cash dividends declared, $1.299 per share                              (3,211)               (3,211)
Five percent stock dividend declared            111,776      7,321     (7,321)                   --
Common stock transactions                        18,358        615                              615
Tax effect of options exercised                                188                              188
Director and management deferred
   stock plans                                                 200       (123)                   77
                                              ---------    -------    -------     ------    -------
Balance, December 31, 2004                    2,355,097    $54,133    $ 7,992     $   99    $62,224
Net income, 2005                                                        8,324                 8,324
Other comprehensive income (loss):
   Net change in unrealized gains (losses)
      on securities available for sale, net                                         (368)      (368)
                                                                                            -------
Total comprehensive income                                                                    7,956
Cash dividends declared, $1.423 per share                              (3,545)               (3,545)
Five percent stock dividend declared            118,681      7,952     (7,952)                   --
Common stock transactions                        19,460        527                              527
Tax effect of options exercised                                265                              265
Director and management deferred
   stock plans                                                 309       (114)                  195
                                              ---------    -------    -------     ------    -------
Balance, December 31, 2005                    2,493,238    $63,186    $ 4,705     $ (269)   $67,622
                                              =========    =======    =======     ======    =======

(1)  Includes Paid In Capital

(2)  Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiaries, United Bank & Trust and United Bank & Trust - Washtenaw ("Banks"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, including insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw, and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES

Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS

Loans that Management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.


                                    Page A-26

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income. Loan losses are charged against the allowance when Management believes the uncollectability of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Banks' loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED

Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value, less estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value, less estimated selling costs. The historical average holding period for such properties is less than eighteen months. As of December 31, 2005 and 2004, other real estate owned totaled $871,000 and $844,000, and is included in other assets on the consolidated balance sheets.

GOODWILL

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.


                                    Page A-27

SERVICING RIGHTS

Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

LONG-TERM ASSETS

Long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are written down to discounted amounts.

INCOME TAX

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

EARNINGS PER SHARE

Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2005, 2004 and 2003, the Company paid five percent stock dividends. Earnings per share, dividends per share, and weighted average shares have been restated to reflect the stock dividends.

STOCK BASED COMPENSATION

At December 31, 2005, the Company has a stock-based employee compensation plan, which is described more fully in Note 16. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

In thousands of dollars, except per share data                      2005     2004     2003
----------------------------------------------                     ------   ------   ------
Net income, as reported                                            $8,324   $7,653   $7,388
   Less: Total stock-based employee compensation cost
      determined under the fair value based method, net of taxes     (128)     (70)     (86)
                                                                   ------   ------   ------
Pro forma net income                                               $8,196   $7,583   $7,302
Earning per share:
   Basic As reported                                               $ 3.31   $ 3.07   $ 2.99
   Basic Pro forma                                                   3.26     3.04     2.95
   Diluted As reported                                               3.29     3.05     2.97
   Diluted Pro forma                                                 3.24     3.02     2.93


                                    Page A-28

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

STATEMENTS OF CASH FLOWS

For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

INDUSTRY SEGMENT

The Company and its subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

NOTE 2 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS

The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amounts of reserve and clearing balances required at December 31, 2005 and 2004 totaled approximately $25,000 and $25,000.

NOTE 3 - SECURITIES

The fair value of securities as of December 31, 2005 and 2004 are as follows, in thousands of dollars:

SECURITIES AVAILABLE FOR SALE                      Fair Value   Gains   Losses
-----------------------------                      ----------   -----   ------
2005
U.S. Treasury and agency securities                 $ 43,692     $  6   $(409)
Mortgage backed agency securities                     14,865       27    (203)
Obligations of states and political subdivisions      41,610      402    (321)
Corporate, asset backed and other securities           3,265       89      --
                                                    --------     ----   -----
Total                                               $103,432     $524   $(933)
                                                    ========     ====   =====
2004
U.S. Treasury and agency securities                 $ 42,562     $  9   $(277)
Mortgage backed agency securities                     22,530      103    (277)
Obligations of states and political subdivisions      35,492      586     (77)
Corporate, asset backed and other securities           3,202       84      --
                                                    --------     ----   -----
Total                                               $103,786     $782   $(631)
                                                    ========     ====   =====


                                    Page A-29

The Company's temporarily impaired investment securities as of December 31, 2005 and 2004 are shown below.

                            Less than 12 Months   12 Months or Longer          Total
                            -------------------   -------------------   -------------------
In thousands of dollars     Fair Value   Losses   Fair Value   Losses   Fair Value   Losses
-----------------------     ----------   ------   ----------   ------   ----------   ------
2005
U.S. Treasury and agency
   securities                 $13,974    $ (97)     $27,021    $(312)     $40,995    $(409)
Mortgage backed agency
   securities                   1,847      (10)      10,188     (193)      12,035     (203)
Obligations of states and
   political subdivisions      15,899     (238)      10,042      (83)      25,941     (321)
                              -------    -----      -------    -----      -------    -----
Total                         $31,720    $(345)     $47,251    $(588)     $78,971    $(933)
                              =======    =====      =======    =====      =======    =====
2004
U.S. Treasury and agency
   securities                 $33,638    $(219)     $ 4,837    $ (58)     $38,475    $(277)
Mortgage backed agency
   securities                  10,099     (154)       8,038     (123)      18,137     (277)
Obligations of states and
   political subdivisions       7,938      (57)       4,178      (20)      12,116      (77)
                              -------    -----      -------    -----      -------    -----
Total                         $51,675    $(430)     $17,053    $(201)     $68,728    $(631)
                              =======    =====      =======    =====      =======    =====

Unrealized losses within the investment portfolio are temporary, as they are a result of market changes rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

In thousands of dollars         2005    2004     2003
-----------------------         ----   ------   ------
Sales proceeds                   $--   $4,626   $6,358
Gross gains on sales              --       --      105
Gross gains (losses) on calls     (1)     (29)      --

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

In thousands of dollars                  Fair Value
-----------------------                  ----------
As of December 31, 2005
Due in one year or less                   $ 53,444
Due after one year through five years       31,062
Due after five years through ten years      13,824
Due after ten years                          1,838
Equity securities                            3,264
                                          --------
Total securities                          $103,432
                                          ========

Securities carried at $15,090,000 and $18,493,000 as of December 31, 2005 and 2004 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.


                                    Page A-30

NOTE 4 - LOANS

The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

In thousands of dollars                      2005       2004
-----------------------                    --------   --------
Personal                                   $ 81,571   $ 74,142
Business, including commercial mortgages    320,188    278,838
Tax exempt                                    3,133      3,325
Residential mortgage                         66,186     75,126
Residential mortgages held for sale           1,060      1,102
Construction                                 85,975     64,365
                                           --------   --------
Total loans                                $558,112   $496,898
                                           ========   ========

At December 31, 2005 and 2004, accruing loans delinquent 90 days or more totaled $1,153,000 and $1,674,000. Non-accruing loans at December 31, 2005 and 2004 were $5,609,000 and $3,709,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31 follows:

In thousands of dollars             2005      2004     2003
-----------------------            ------   -------   ------
Balance, January 1                 $5,766   $ 5,497   $4,975
Loans charged off                    (879)   (1,066)    (670)
Recoveries credited to allowance      142       287      123
Provision charged to operations     1,332     1,048    1,069
                                   ------   -------   ------
Balance, December 31               $6,361   $ 5,766   $5,497
                                   ======   =======   ======

Information regarding impaired loans for the years ended December 31 follows:

In thousands of dollars                                                2005      2004     2003
-----------------------                                               ------   -------   ------
Average investment in impaired loans                                  $8,295   $ 8,668   $4,283
Interest income recognized on impaired loans                             216       192      121
Interest income recognized on a cash basis                               216       192      121

Balance of impaired loans at December 31                              $7,957   $10,045   $3,694
   Portion for which no allowance for loan losses is allocated         2,394     2,668    1,059
   Portion for which an allowance for loan losses is allocated         5,563     7,377    2,635
   Portion of allowance for loan losses allocated to impaired loans    1,087     1,579      782
                                                                      ------   -------   ------

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balance of mortgage loans serviced for others was $237,221,000 and $256,357,000 at December 31, 2005 and 2004. The balance of loans serviced for others related to servicing rights that have been capitalized was $235,512,000 and $254,562,000 at December 31, 2005 and 2004.

No valuation allowance was considered necessary at December 31, 2005 and 2004. Unamortized cost of mortgage servicing rights for the years ended December 31 was as follows:

In thousands of dollars    2005     2004     2003
------------------------  ------   ------   ------
Balance, January 1        $1,820   $1,832   $1,352
Amount capitalized           171      377    1,406
Amount amortized            (346)    (389)    (926)
                          ------   ------   ------
Balance, December 31      $1,645   $1,820   $1,832
                          ======   ======   ======


                                    Page A-31

NOTE 7 - PREMISES AND EQUIPMENT

Depreciation expense was approximately $1,275,000 in 2005, $1,344,000 in 2004 and $1,430,000 in 2003. Premises and equipment as of December 31 consisted of the following:

In thousands of dollars           2005        2004
-----------------------         --------   --------
Land                            $  1,580   $  1,579
Buildings and improvements        13,772     13,615
Furniture and equipment           12,339     11,472
                                --------   --------
Total cost                        27,691     26,666
Less accumulated depreciation    (14,693)   (13,519)
                                --------   --------
Premises and equipment, net     $ 12,998   $ 13,147
                                ========   ========

The company has several noncancellable operating leases, primarily for banking facilities, that expire over the next fifteen years. The leases generally contain renewal options for periods ranging from one to five years. Rental expense for these leases was $710,000, $630,000 and $567,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Future minimum lease payments under operating leases are:

In thousands of dollars
-----------------------
2006                           $  824
2007                              871
2008                              862
2009                              806
2010                              765
Thereafter                      3,646
                               ------
Total Minimum Lease Payments   $7,774
                               ======

NOTE 8 - GOODWILL

The Company follows the provisions of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 147 with regard to accounting and financial reporting for goodwill and other intangible assets. There was no impairment of goodwill in 2005, 2004 or 2003.

NOTE 9 - DEPOSITS

Information relating to maturities of time deposits as of December 31 is summarized below:

In thousands of dollars                  2005       2004
-----------------------                --------   --------
Within one year                        $119,926   $ 55,272
Between one and two years                40,891     40,630
Between two and three years              14,899     23,168
Between three and four years              8,644      4,708
Between four and five years                 803      6,359
More than five years                         --         --
                                       --------   --------
Total time deposits                    $185,163   $130,137
                                       ========   ========
Interest bearing time deposits in
   denominations of $100,000 or more   $ 68,062   $ 40,057
                                       ========   ========

NOTE 10 - SHORT TERM BORROWINGS

The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $45.9 million from correspondent banks to purchase federal funds on a daily basis. There was $6.3 and $8.7 million of fed funds purchased outstanding at December 31, 2005 and 2004.


                                    Page A-32

The Banks may also enter into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury, agency and other securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The maximum amount of outstanding agreements at any month end during 2005 and 2004 totaled $76,000 and $76,000 and the daily average of such agreements totaled $76,000 and $76,000. The balance outstanding at December 31, 2005 and 2004 was $76,000 and $76,000.

NOTE 11 - OTHER BORROWINGS

The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $42.2 million and $42.8 million at December 31, 2005 and 2004. As of December 31, 2005, the rates on the advances ranged from 2.69% to 6.18% with a weighted average rate of 4.49%. These advances are primarily collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity. If principal payments are paid prior to maturity, advances are subject to a prepayment penalty.

Maturities and scheduled principal payments for other borrowings over the next five years as of December 31 are shown below.

In thousands of dollars          2005      2004
-----------------------        -------   -------
Within one year                $ 8,021   $ 1,568
Between one and two years       20,350     8,011
Between two and three years      8,940    20,339
Between three and four years     3,012     8,929
Between four and five years      1,013     3,000
More than five years               892     1,000
                               -------   -------
   Total                       $42,228   $42,847
                               =======   =======

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

                                   2005                2004
                            -----------------   -----------------
                            Variable    Fixed   Variable    Fixed
In thousands of dollars       Rate      Rate      Rate      Rate
-----------------------     --------   ------   --------   ------
Commitments to make loans   $ 26,179   $7,580    $18,290   $5,200
Unused lines of credit       109,677    3,362     97,445    3,677
Standby letters of credit      9,866       --      7,964       --

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2005, the rates for amounts in the fixed rate category ranged from 5.63% to 7.88%.


                                    Page A-33

In December 2001, United Bank & Trust ("UBT") entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2005 and 2004, the total recorded investment including the obligation to make additional future investments amounted to $1,895,000 and $2,208,000 and was included in other assets. As of December 31, 2005 and 2004, the obligation of UBT to the limited partnership amounted to $1,831,000 and $1,908,000 which was reported in other liabilities. While UBT is a 99% partner, the investment is accounted for on the equity method as UBT is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.

NOTE 13 - FEDERAL INCOME TAX

Income tax expense consists of the following for the years ended December 31:

In thousands of dollars     2005     2004     2003
-----------------------    ------   ------   ------
Current                    $2,868   $2,917   $2,822
Deferred                      313       43      202
                           ------   ------   ------
Total income tax expense   $3,181   $2,960   $3,024
                           ======   ======   ======

The components of deferred tax assets and liabilities at December 31, are as follows:

In thousands of dollars      2005     2004
-----------------------     ------   ------
Deferred tax assets:
Allowance for loan losses   $2,163   $1,851
Deferred compensation          592      494
Other                          169      140
                            ------   ------
Total deferred tax assets    2,924    2,485
                            ======   ======

                                                             2005       2004
                                                           -------   -------
Deferred tax liabilities:
Property and equipment                                        (383)     (451)
Mortgage servicing rights                                     (559)     (619)
Unrealized appreciation on securities available for sale       (49)      (51)
Other                                                       (1,168)     (912)
                                                           -------   -------
Total deferred tax liabilities                              (2,159)   (2,033)
                                                           -------   -------
Net deferred tax asset                                     $   765   $   452
                                                           =======   =======

No valuation allowance was considered necessary at December 31, 2005 and 2004.

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

In thousands of dollars                                      2005     2004     2003
-----------------------                                     ------   ------   ------
Income taxes at statutory rate of 34%                       $3,912   $3,608   $3,540
Non-taxable income, net of nondeductible interest expense     (427)    (387)    (411)
Income on non-taxable bank owned life insurance               (135)    (151)     (85)
Affordable housing credit                                     (184)    (132)     (36)
Other                                                           15       22       16
                                                            ------   ------   ------
Total federal income tax                                    $3,181   $2,960   $3,024
                                                            ======   ======   ======


                                   Page A-34

NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 2004 was $43,349,000. During 2005, new and newly reportable loans to such related parties amounted to $15,055,000 and repayments amounted to $12,339,000, resulting in a balance at December 31, 2005 of $46,065,000. Related party deposits totaled $13,062,000 and $11,078,000 at December 31, 2005 and 2004.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2005, $16.3 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS PLAN

The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 100% of their compensation up to a maximum of $14,000 for 2005, 2004 and 2003. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Company earnings. The expense for the plan for 2005, 2004, and 2003 was $918,000, $791,000 and
$898,000.

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,356 shares in 2005, 2,746 shares in 2004 and no shares in 2003 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

DIRECTOR RETAINER STOCK PLAN

The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan. The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock at the time of payment.

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.


                                   Page A-35

STOCK OPTIONS

In 2000, Shareholders approved the Company's 1999 Stock Option Plan (the "1999 Plan"). The plan is a non-qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price, adjusted for stock dividends, over a specific period of time. The 1999 Plan was in effect until the end of 2004. In 2004, Shareholders approved the Company's 2005 Stock Option Plan, which became effective January 1, 2005.

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the 2005 plan, options representing no more than 183,750 shares (adjusted for stock dividends declared) are to be made available to the plan, and substantially all options under the 1999 Plan have been granted. Options under both plans are granted to directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement. The following table summarizes option activity for both plans, adjusted for stock dividends:

                                               2005                       2004                       2003
                                     ------------------------   ------------------------   ------------------------
                                                  Weighted                   Weighted                   Weighted
                                                   Average                    Average                    Average
                                     Options   Exercise Price   Options   Exercise Price   Options   Exercise Price
                                     -------   --------------   -------   --------------   -------   --------------
Balance, January 1                   106,025       $45.75       107,523       $41.34        92,403       $38.70
Options granted                       53,500        63.88        24,595        57.14        29,933        47.94
Options exercised                    (36,203)       42.61       (26,093)       38.33       (11,575)       36.49
Options forfeited                     (2,188)       55.70            --           --        (3,238)        4.21
                                     -------       ------       -------       ------       -------       ------
Balance, December 31                 121,134       $54.51       106,025       $45.75       107,523       $41.34
                                     =======       ======       =======       ======       =======       ======
Options exercisable at
   year-end                           43,451       $43.54        55,799       $40.36        55,488       $38.04
Weighted average fair value of
   options granted during the year                 $ 6.79                     $ 5.20                     $ 3.56
                                                   ======                     ======                     ======

The following table provides information regarding stock options under the plan at December 31, 2005:

                                          Options Outstanding                      Options Exercisable
                           ------------------------------------------------   ----------------------------
                                             Weighted            Weighted                      Weighted
                              Number     Average Remaining       Average         Number         Average
Range of Exercise Prices   Outstanding   Contractual Life    Exercise Price   Exercisable   Exercise Price
------------------------   -----------   -----------------   --------------   -----------   --------------
$35.82 to $67.50             121,134         7.66 Years          $54.51          43,451         $43.54
Balance, December 31         121,134         7.66 Years          $54.51          43,451         $43.54

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                            2005      2004      2003
                          -------   -------   -------
Dividend yield            2.08%     2.15%     2.47%
Expected life             5 years   5 years   5 years
Expected volatility       8.67%     8.88%     7.55%
Risk-free interest rate   3.64%     3.05%     3.14%


                                   Page A-36

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

                                            2005                    2004
                                   ---------------------   ---------------------
As of December 31,                 Carrying       Fair      Carrying      Fair
In thousands of dollars              Value       Value       Value       Value
-----------------------            ---------   ---------   ---------   ---------
Financial Assets
   Cash and cash equivalents       $  20,416   $  20,416   $  18,188   $  18,188
   Securities available for sale     103,432     103,432     103,786     103,786
   Net loans                         551,751     547,876     491,132     494,100
   Bank owned life insurance          11,091      11,091      10,694      10,694
   Accrued interest receivable         3,521       3,521       2,777       2,777

Financial Liabilities
   Total deposits                  $(590,652)  $(592,810)  $(529,878)  $(531,774)
   Short term borrowings              (6,376)     (6,376)     (8,726)     (8,726)
   Other borrowings                  (42,228)    (41,848)    (42,847)    (43,336)
   Accrued interest payable            1,337       1,337        (622)       (622)

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

     Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

     Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

     Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

     Bank owned life insurance - The carrying value is a reasonable approximation of fair value.

     Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

     Short term borrowings - The carrying value is a reasonable approximation of fair value.

     Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.


                                    Page A-37

     Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and UBT were categorized as well-capitalized at year end 2005 and 2004 by their regulators. United Bank & Trust - Washtenaw was categorized by its regulators as well-capitalized at year end 2005 and adequately capitalized at year end 2004. Management is not aware of any conditions or events that have occurred since year end that would change this classification. The following table shows the Company's and the Bank's capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.

                                                                Tier I Capital to:
                                                             -----------------------   Total Capital to
                                                             Average   Risk Weighted     Risk Weighted
                                                              Assets       Assets           Assets
                                                             -------   -------------   ----------------
Regulatory Minimum for Capital Adequacy (1)                      4.0%         4.0%             8.0%
Regulatory Minimum to be Well Capitalized (2)                    5.0%         6.0%            10.0%
                                                             -------      -------          -------
As of December 31, 2005
   United Bancorp, Inc. (consolidated)                           9.4%        11.1%            12.2%
   United Bank & Trust                                           8.6%        11.4%            12.5%
   United Bank & Trust - Washtenaw                               9.1%         9.8%            10.8%
   United Bancorp, Inc. consolidated equity                  $64,422      $64,422          $70,783
   Regulatory requirement for minimum capital adequacy (1)    27,581       23,133           46,267
                                                             -------      -------          -------
      Capital in excess of regulatory minimums                36,841      $41,289          $24,516
                                                             =======      =======          =======
As of December 31, 2004
   United Bancorp, Inc. (consolidated)                           9.3%        11.5%            12.7%
   United Bank & Trust                                           8.8%        12.1%            13.2%
   United Bank & Trust - Washtenaw                               8.2%         9.0%            10.0%
   United Bancorp, Inc. consolidated equity                  $58,656      $58,656          $64,422
   Regulatory requirement for minimum capital adequacy (1)    25,347       20,345           40,690
                                                             -------      -------          -------
      Capital in excess of regulatory minimums                33,309      $38,311          $23,732
                                                             =======      =======          =======

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.

(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.


                                    Page A-38

NOTE 19 - EARNINGS PER SHARE

A reconciliation of basic and diluted earnings per share follows:

In thousands of dollars, except per share data        2005         2004         2003
----------------------------------------------     ----------   ----------   ----------
Net income                                         $    8,324   $    7,653   $    7,388
Basic earnings per share:
   Weighted average common shares outstanding       2,489,589    2,469,964    2,450,702
   Weighted average contingently issuable shares       25,811       22,658       20,564
                                                   ----------   ----------   ----------
                                                    2,515,400    2,492,622    2,471,266
      Basic earnings per share                     $     3.31   $     3.07   $     2.99
                                                   ----------   ----------   ----------
Diluted earnings per share:
   Weighted average common shares outstanding
      from basic earnings per share                 2,515,400    2,492,622    2,471,266
   Dilutive effect of stock options                    15,716       18,925       16,982
                                                   ----------   ----------   ----------
                                                    2,531,116    2,511,547    2,488,248
      Diluted earnings per share                   $     3.29   $     3.05   $     2.97
                                                   ==========   ==========   ==========

Stock options for 1,000 and 3,000 shares of common stock were not considered in computing diluted earnings per share for 2005 and 2003 because they were not dilutive. No options were excluded from the computation in 2004, as all options were dilutive.

NOTE 20 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

In thousands of dollars                                       2005    2004     2003
-----------------------                                      -----   -----   -------
Unrealized gains (losses) on securities available for sale   $(559)  $(758)  $  (957)
Reclassification for realized amount included in income          1      29      (105)
                                                             -----   -----   -------
   Other comprehensive income (loss), before tax effect       (558)   (729)   (1,062)
Tax expense (benefit)                                         (190)   (248)     (361)
                                                             -----   -----   -------
   Other comprehensive income (loss)                         $(368)  $(481)  $  (701)
                                                             =====   =====   =======

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

The condensed financial information for United Bancorp, Inc. is summarized below.

CONDENSED BALANCE SHEETS

                                                December 31,
                                             -----------------
In thousands of dollars                        2005      2004
-----------------------                      -------   -------
ASSETS
Cash and cash equivalents                    $ 1,157   $     7
Investment in subsidiaries                    65,333    60,011
Other assets                                   3,361     3,045
                                             -------   -------
TOTAL ASSETS                                 $69,851   $63,063
                                             =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                  $ 2,229   $   839
Shareholders' equity                          67,622    62,224
                                             -------   -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $69,851   $63,063
                                             =======   =======


                                    Page A-39

CONDENSED STATEMENTS OF INCOME

                                                                  For the years ended December 31,
                                                                  --------------------------------
In thousands of dollars                                                2005     2004      2003
-----------------------                                              -------   ------   -------
INCOME
Dividends from subsidiaries                                          $ 6,775   $4,325   $10,283
Other income                                                           6,758       11         5
                                                                     -------   ------   -------
TOTAL INCOME                                                          13,533    4,336    10,288
TOTAL NONINTEREST EXPENSE                                              7,125      231       215
                                                                     -------   ------   -------
Income before undistributed net income of subsidiaries
   and income taxes                                                    6,408    4,105    10,073
Income tax benefit                                                      (121)     (75)      (71)
                                                                     -------   ------   -------
Net income before undistributed net income of subsidiaries             6,529    4,180    10,144
Equity in undistributed (excess distributed) net income
   of subsidiaries                                                     1,795    3,473    (2,756)
                                                                     -------   ------   -------
NET INCOME                                                             8,324    7,653     7,388
Net change in unrealized gains on securities available for sale         (368)    (481)     (701)
                                                                     -------   ------   -------
Other comprehensive income (loss)                                       (368)    (481)     (701)
                                                                     -------   ------   -------
COMPREHENSIVE INCOME                                                 $ 7,956   $7,172   $ 6,687
                                                                     =======   ======   =======

CONDENSED STATEMENTS OF CASH FLOWS

                                                                For the years ended December 31,
                                                                --------------------------------
In thousands of dollars                                              2005      2004      2003
-----------------------                                            -------   -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                         $ 8,324   $ 7,653   $ 7,388
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   FROM OPERATING ACTIVITIES
(Undistributed) excess distributed net income of subsidiaries       (1,795)   (3,473)    2,756
Change in other assets                                               2,571    (1,858)      272
Change in other liabilities                                            418        19         3
                                                                   -------   -------   -------
Total adjustments                                                    1,194    (5,312)    3,031
                                                                   -------   -------   -------
Net cash from operating activities                                   9,518     2,341    10,419
                                                                   -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                               --      (181)      (40)
Investments in subsidiaries                                         (3,900)       --    (7,500)
Net premises and equipment expenditures                             (2,008)       --        --
                                                                   -------   -------   -------
Net cash from investing activities                                  (5,908)     (181)   (7,540)
                                                                   -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock transactions                                987       880       262
Dividends paid                                                      (3,447)   (3,143)   (3,140)
                                                                   -------   -------   -------
Net cash from financing activities                                  (2,460)   (2,263)   (2,878)
                                                                   -------   -------   -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                              1,150      (103)        1
Cash and cash equivalents at beginning of year                           7       110       109
                                                                   -------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $ 1,157   $     7   $   110
                                                                   =======   =======   =======


                                    Page A-40

NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly financial information is summarized below.

                                                              Earnings Per Share
In thousands of dollars,   Interest   Net Interest     Net    ------------------
except per share data       Income       Income      Income     Basic   Diluted
------------------------   --------   ------------   ------     -----   -------
2005
   First Quarter           $ 8,683       $ 6,145     $1,784     $0.71    $0.70
   Second Quarter            9,401         6,524      1,957      0.78     0.77
   Third Quarter             9,999         6,710      2,264      0.90     0.90
   Fourth Quarter           10,566         6,984      2,319      0.92     0.92
                           -------       -------     ------     -----    -----
   Full Year               $38,649       $26,363     $8,324     $3.31    $3.29
                           -------       -------     ------     -----    -----
2004
   First Quarter           $ 7,612       $ 5,664     $1,716     $0.69    $0.69
   Second Quarter            7,654         5,676      1,751      0.70     0.70
   Third Quarter             8,082         5,926      2,103      0.84     0.84
   Fourth Quarter            8,372         6,031      2,083      0.84     0.83
                           -------       -------     ------     -----    -----
   Full Year               $31,720       $23,297     $7,653     $3.07    $3.05
                           -------       -------     ------     -----    -----


                                    Page A-41

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee Charter (the "Charter") governs the operations of the Audit Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in its oversight responsibilities for the financial reporting process, the system of internal control, the Company's internal audit process, the independent registered public auditors' qualifications and independence, the performance of the independent registered public auditors, and the Company's process for monitoring compliance with ethics policies and legal and regulatory requirements.

AUTHORITY

In discharging its oversight role, the Committee shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent registered public auditors. It is empowered to:

     1. Appoint, terminate, compensate, and oversee the work of any independent registered public accounting firm employed by the Company.

     2. Review and mediate any disagreements between management and the independent registered public auditors regarding financial reporting.

     3.   Pre-approve all auditing and permitted non-auditing services.

     4. Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

     5.   Seek any information it requires from employees or external parties.

     6. Meet with Company management, external auditors, internal auditors or outside counsel, as the Committee deems necessary.

The Company shall provide for (a) appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent registered public auditors for the purpose of rendering or issuing an audit report or performing other audit review or audit services and (ii) any advisors or counsel employed by the Committee, and (b) the ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

COMPOSITION

The Committee shall be comprised of at least three Board members, each of whom is a Director of the Company and is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the Securities and Exchange Commission (SEC) and the NASDAQ stock exchange listing standards. In addition, all members of the Committee must meet the applicable independence and experience requirements of the Federal Deposit Insurance Act, as amended, and applicable rules and regulations thereunder.


                                    Page B-1

All Committee members shall be financially literate, as such qualification is interpreted by the Board in its business judgment, and be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as "audit committee financial expert," as defined by the rules of the SEC and as determined by the Board, including someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of audit committee functions.

Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

Annually, at the February Committee meeting, the Committee will elect a chairperson whose term will begin with the May Committee meeting.

MEETINGS

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. All Committee members are expected to attend each meeting. The Committee shall periodically meet in executive session and will also meet with management, the internal auditors, and the independent registered public auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent registered public auditors to meet privately with members of the Committee. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, the Committee's responsibilities are principally of an oversight nature. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Committee recognizes that financial management, including any internal audit staff and/or persons performing similar functions, as well as the independent registered public auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, including ensuring that the financial statements are accurate, complete, and stated in accordance with GAAP and, together with the other financial information included in the Company's public disclosures, fairly present the financial condition, results of operations, and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public auditors are responsible for planning and conducting an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP, reviewing the Company's quarterly financial statements and preparing an attestation report on management's assessment of the Company's internal control over financial reporting.


                                    Page B-2

The following shall be the principal duties and responsibilities of the
Committee:

INDEPENDENT REGISTERED PUBLIC AUDITORS

     The Committee shall:

     1. In its capacity as a committee of the Board of Directors be directly responsible for the appointment, compensation, termination and oversight of the independent registered public auditors. The independent registered public accounting firm shall report directly to the Committee.

     2. Review, and if such services are appropriate in the discretion of the Committee, pre-approve all audit and permitted non-audit services provided by the independent registered public auditors.

     3. Assess the independence of the independent registered public auditors. At least annually, the Committee shall require the independent registered public auditors to provide a formal written statement, consistent with the Independence Standards Board Standard No. 1, delineating all relationships the independent registered public auditors have with the Company. The Committee shall discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors including consideration of non-audit services provided by the independent registered public auditors and the fees paid for such services.

     4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent registered public auditors.

     5. Annually, obtain and review a report by the independent registered public audit firm regarding the following: (1) its internal quality control procedures; (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with any such issues; and (4) all relationships between the independent registered public accountants and the Company.

     6. Review and discuss the proposed scope and general approach of their audit plan. Discuss the accounting treatments, policies and practices used by the independent registered public auditors and alternatives to same within GAAP that have been discussed with management; discuss communications between management and the independent auditors.

     7. In consultation with management, the internal auditor, and the independent registered public auditors, assesses the integrity of the Company's financial reporting processes and controls including the system of internal control and the procedures for financial reporting and disclosure.

     8. Require the rotation of the independent registered public auditors' lead or concurring partner every five (5) years and every other partner every seven (7) years.

     9.   Obtain assurance from the independent registered public auditors that
          Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     10. Review and discuss with independent registered public auditors any reports or disclosures of insider and affiliated party transactions.

INTERNAL AUDIT

     1. Ratify the appointment, replacement, reassignment or dismissal of the Internal Auditor.

     2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

     3. Review with Internal Auditor, the internal audit function, the internal auditors' budget, staffing, and reporting obligations, the proposed audit plan for the coming year, the coordination of that


                                    Page B-3
          proposed audit plan with the Company's independent registered public auditors, the results of the internal audit and a specific review of any significant issues.

REVIEW AND DISCUSSION PROCEDURES

     1. Discuss with the independent registered public auditors the matters required to be discussed by Statement on Auditing Standard No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, and any restrictions on the scope of activities or access to requested information.

     2. Obtain and review regular reports from the independent registered public auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

     3. Review with the independent registered public auditors any audit problems or difficulties including resolution of disagreements between management and the auditors regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent registered public auditors regarding financial reporting.

     4. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

     5. Quarterly, prior to the filing of the Form 10-Q, discuss with the independent registered public auditors' their quarterly SAS No. 100 review of the financial statements. If any concerns are discovered during the independent registered public auditors' quarterly review the independent registered public auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent registered public auditors and management. A report of this communication shall be included in the minutes of the next scheduled meeting of the audit Committee.

     6. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies, prior to their release to the public. These discussions may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

     7. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent registered public auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

     8. Review and discuss with management and the independent registered public auditors, the annual financial statements and related footnotes and the independent registered public auditors' audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

     9. Review with management and the independent registered public auditors other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.


                                    Page B-4

     10. Review any other material written communications between the independent registered public auditors and management, such as any management letter or schedule or unadjusted differences.

     11. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

     12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

     13. Meet with the Chief Executive Officer and the Chief Financial Officer to discuss officer certification issues and (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report data and have identified for the issuer's independent registered public auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

OTHER COMMITTEE RESPONSIBILITIES

     1.   Provide a Committee report in the Company's annual proxy statement.

     2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

     3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of questionable accounting or auditing matters.

     4. Annually, review and assess the adequacy of the Audit Committee Charter and recommend changes to the Board for approval.

     5. Annually, perform a comprehensive self-evaluation of the effectiveness of the Committee.

     6.   Annually review and approve the internal audit policy.

     7. Based on the recommendations of management, internal audit, and its own observations, the Committee may periodically engage an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

     8. Regularly report to the Board of Directors about committee activities, and related recommendations.

GENERAL

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(a) One or more officers or employees of the Company whom the Committee members in good faith believe to be reliable and competent in the matters presented;

(b) Counsel, the outside auditor, or other persons as to matters which the Committee member in good faith believes to be within the professional or expert competence of such person; or

(c) Another committee of the Board as to matters within its designated authority, which committee the Committee member in good faith believes to merit confidence.


                                    Page B-5

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   COMPENSATION & GOVERNANCE COMMITTEE CHARTER

                               STATEMENT OF POLICY

The Compensation & Governance Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation & Governance Committee will be selected annually by the United Bancorp, Inc. Board of Directors. Members will be chosen from the Boards of Directors of United Bancorp, Inc., or any of its subsidiary banks.

Current Compensation & Governance Committee members include:

James D. Buhr, Chairman
George H. Cress
John H. Foss
James C. Lawson
David E. Maxwell

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other key members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

5. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.

6. Functions as the administrative committee under the United Bancorp, Inc. 1999 Stock Option Plan and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

7. At least annually reviews and approves the target return on equity to be used in the Management Committee Incentive Compensation Plan.

8. Evaluates the performance of the members of the Boards of Directors of United Bancorp, Inc. and its subsidiary banks, reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by the chairman and chief executive officer, or other directors.

9. Annually evaluates the members of the board of directors, compensation and audit & compliance committees and makes a determination that the independence rules of the SEC and NASDAQ are met, with the full board of directors to ratify this action.


                                    Page C-1

                         (UNITED BANCORP, INC.(R) LOGO)

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2006

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 18, 2006 at 4:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                   PROPOSAL 1

To elect three directors constituting Class III of the Board of Directors, to serve for three years until the 2009 Annual Meeting of Shareholders, upon the election and qualification of their successors:

                          Class III Director Nominees:

            JOSEPH D. BUTCKO                        ROBERT K. CHAPMAN

             GEORGE H. CRESS                         KATHRYN M. MOHR

                            Please mark only one box

[ ]  FOR all nominees                   [ ]  FOR, except vote withheld from the
                                             following nominees:

[ ]  WITHHELD from all nominees              -----------------------------------

                                             -----------------------------------

                                        Witness my hand and seal this _______
                                        day of _____________, 2006.


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                                                      (Signature)


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                                                      (Signature)

          Note: Please sign exactly as your name appears on this Proxy.
          If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
              If shares are held jointly, each holder should sign.

   Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286
             - Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com